Exhibit 10.5

                         ASSIGNMENT OF OPERATING RIGHTS

                      OCS-G 05391, East Cameron Block 299

OFFSHORE LOUISIANA         }
                           }
OUTER CONTINENTAL SHELF    }   KNOW BY ALL THESE PRESENTS:
                           }
UNITED STATES OF AMERICA   }

     THAT, Millennium Offshore Group, Inc., 5300 Memorial, Ste. 1070, Houston, Texas 77007, hereinafter called "Assignor", for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by Ridgewood Energy Corporation, whose address is 947 Linwood Avenue, Ridgewood, New Jersey 07450, hereinafter called "Assignee", the receipt and full sufficiency of which is hereby acknowledged, does hereby grant, convey, transfer and assign unto Assignee, its heirs, successors and assigns, an undivided 28.33333% operating rights interest in and to the oil and gas mineral lease identified below (hereafter called "Subject Lease"), to wit:

     That certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company and Mark Producing, Inc., as Lessees, effective as of July 1, 1983, identified in the office of the Minerals Management Service, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 05391, describing Block 299, East Cameron Area, South Addition, as shown on OCS Official Leasing Map, Louisiana Map No. LA2A, covering 5,000.0 acres, more or less, INSOFAR AND ONLY INSOFAR as said OCS-G 05391 covers the rights from the stratigraphic equivalent of the base of the Lentic 4 Unit Sand, as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5) having API # 17 702 4090600, down to the 100,000 feet subsea.

     This assignment is made subject to all of the terms of express and implied covenants and conditions of the Subject Lease, the Lessor's royalties and, further, shall bear and assume its proportionate share of that certain overriding royalties interest affecting the Subject Lease as set forth in that certain Participation Agreement, dated December 8, 2003, by and between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation (the "Participation Agreement") and the Offshore Operating Agreement dated February 18, 2004, between Millennium Offshore Group, Inc., as Operator, and Anadarko Petroleum Corporation and Ridgewood Energy Corporation, as Non-Operators, (the "Operating Agreement").

     This assignment is also made subject to and shall bear and assume its proportionate share of any and all burdens and responsibilities created by the following listed agreements, of which all terms, conditions and reservations of said agreements are incorporated herein by reference:

     (a)  The Participation Agreement;

     (b)  The Operating Agreement.

     Further, Assignee hereby agrees to be bound by all the terms and conditions of the Participation Agreement and the Operating Agreement. Assignor specifically excludes herefrom all rights, title, interests and liability associated with any presently existing platform(s), pipeline(s), wellbore(s), and other personal property associated with the Subject Lease, it being understood and agreed that Assignee shall only be responsible for plugging and abandonment of the wellbore of the Test Well, as same is defined in the Participation Agreement, and subsequent wells in which it participates and shall bear no plugging, abandonment or decommissioning expense related to any well, facilities or pipelines which are not drilled, installed and/or owned by Assignee.

     THIS ASSIGNMENT OF OPERATING RIGHTS IS EXECUTED BY ASSIGNOR WITHOUT WARRANTY OF TITLE, EITHER EXPRESSED OR IMPLIED, EXCEPT AS TO ACTS BY, THROUGH AND UNDER ASSIGNOR.

     IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee on the dates set forth in their respective acknowledgements hereto, but shall be effective for all purposes as of 12:01 a.m., on August 1, 2004 ("Effective Time"), subject to the approval thereof by the Minerals Management Service, United States Department of the Interior, pursuant to 30 CFR 256, Sub-Part J.

WITNESSES:                              ASSIGNOR:

                                        Millennium Offshore Group, Inc. (2383)


/s/ Illegible
-------------------------------------


/s/ Illegible                           By: /s/ D. Kent Singleton
-------------------------------------       ------------------------------------
                                            D. Kent Singleton, Vice President


WITNESSES:                              ASSIGNEE:

                                        Ridgewood Energy Corporation (1308)


/s/ Illegible
-------------------------------------


/s/ Illegible                           By: /s/ Robert E. Swanson
-------------------------------------       ------------------------------------
                                            Robert E. Swanson, President

STATE OF TEXAS

COUNTY OF HARRIS

On this 16th day of November, 2004, before me, appeared, D. Kent Singleton, personally known, who, being by me duly sworn, did say that he is the Vice President of Millennium Offshore Group, Inc., a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.

            [SEAL]
       JERRY D. NIEKAMP
NOTARY PUBLIC, STATE OF TEXAS
    MY COMMISSION EXPIRES
        FEB. 20, 2005


                                        /s/ Jerry D. Niekamp
                                        ----------------------------------------
                                        Notary Public, State of Texas

                                        My Commission Expires: _______

STATE OF NEW JERSEY

COUNTY OF BERGEN

On this 18 day of November, 2004, before me, appeared Robert E. Swanson to me personally known, who, being by me duly sworn, did say that he is the President of Ridgewood Energy Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        /s/ Jeanne Thompson
                                        ----------------------------------------
                                        Notary Public, State of New Jersey

                                        My Commission Expires: _______

                                                         [SEAL]
                                                     JEANNE THOMPSON
                                              A Notary Public of New Jersey
                                            My Commission Expires May 3, 2007

                          PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                         MILLENNIUM OFFSHORE GROUP, INC.
                                    AS SELLER

                                       AND
                          RIGDEWOOD ENERGY CORPORATION
                                    AS BUYER

                                EAST CAMERON 299
                                   OCS-G 05391
                                 GULF OF MEXICO

1.    SALE AND PURCHASE OF THE ASSETS.....................................    3
      1.1   Acquired Assets...............................................    3
      1.2   Assumed Liabilities...........................................    4

2.    CONSIDERATION.......................................................    5
      2.1   Consideration.................................................    5
      2.2   Payment.......................................................    5
      2.3   Allocation....................................................    5
      2.4   Adjustments to Consideration..................................    5

3.    EFFECTIVE DATE......................................................    6

4.    CLOSING.............................................................    6
      4.1   Closing.......................................................    6
      4.2   Delivery by Seller............................................    6
      4.3   Further Cooperation...........................................    6

5.    REVIEW OF ASSETS....................................................    6

6.    TITLE...............................................................    6
      6.1   Examination...................................................    6
      6.2   Good and Marketable Title.....................................    6
      6.3   Special Warranty..............................................    9
      6.4   Permitted Encumbrances........................................    9

7.    REPRESENTATIONS AND WARRANTIES OF SELLER............................    9
      7.1   Seller's Representations and Warranties.......................    9
      7.2   Scope of Representations of Seller............................   10

8.    REPRESENTATIONS AND WARRANTIES OF BUYER.............................   11
      8.1   Buyer's Representations and Warranties........................   11

9.    RECORDS AND CONTRACTS...............................................   12

l0.   CERTAIN AGREEMENTS OF BUYER.........................................   12
      10.1  Plugging Obligation...........................................   12
      10.2  Plugging Bond.................................................   12

11.   ADDITIONAL COVENANTS................................................   13
      11.1  Preferential Rights to Purchase...............................   13

12.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................   13
      12.1  No Litigation.................................................   13
      12.2  Representations and Warranties................................   13

13.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER...................   14
      13.1  No Litigation.................................................   14
      13.2  Representations and Warranties................................   14

14.   TERMINATION.........................................................   14
      14.1  Causes of Termination.........................................   14
      14.2  Effect of Termination.........................................   14

15.   INDEMNIFICATION.....................................................   14
      15.1  INDEMNIFICATION BY SELLER.....................................   14
      15.2  INDEMNIFICATION BY BUYER......................................   16
      15.3  PHYSICAL INSPECTION...........................................   17
      15.4  Notification..................................................   17

16.   MISCELLANEOUS.......................................................   18
      16.1  Confidentiality...............................................   18
      16.2  Competition...................................................   19
      16.3  Notice........................................................   19
      16.4  Press Releases and Public Announcements.......................   19
      16.5  Governing Law.................................................   20
      16.6  Exhibits......................................................   20
      16.7  Fees, Expenses, Taxes and Recording...........................   20
      16.8  Assignment....................................................   20
      16.9  Entire Agreement..............................................   20
      16.10 Severability..................................................   20
      16.11 Captions......................................................   20
      16.12 Counterpart Execution.........................................   20
      16.13 Waiver of Certain Damages.....................................   21
      16.14 Amendments and Waivers........................................   21

Exhibits:

1.1(A)-1   Lease
l.l(A)-2   Wells
2          Litigation
3          Allocated Values
4          Assignment & Bill of Sale
5          Blocks with Preferential Rights
6          Assumed Contracts and Bonding

                           PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement") is entered into this 15th day of October, 2004, by and between MILLENNIUM OFFSHORE GROUP, INC., a Texas corporation, ("Seller"), and RIDGEWOOD ENERGY CORPORATION, a Delaware corporation, ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                                    RECITALS:

A. Seller and Buyer have agreed that Seller will convey its right, title and interest in an undivided 20% Working Interest in OCS-G 05391, covering Block 299, East Cameron Area, South Addition, Offshore Louisiana, in: 1) the rights below the Lentic 4 Unit Sand as identified at 16,085 feet
     Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600, and 2) the OCS-G 05391 C010 and OCS-G
     05391 C011 Wells insofar as they pertain to the rights below the Lentic 4 Unit Sand as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600 (herein collectively referred to as the "Deep Rights") on East Cameron Block 299, OCS-G 05391, Offshore Louisiana

                                   WITNESSETH:

     In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.   SALE AND PURCHASE OF THE ASSETS.

     1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to transfer, convey and deliver to Buyer and Buyer agrees to acquire from Seller all of Seller's right, title and interest in and to the following (collectively, the "Assets") as of the Effective Date:

          (A) (i) The leasehold interests, mineral rights, royalty interests, overriding royalty interests, reversionary rights, and contractual rights to production pertaining to the lands and lease described in EXHIBIT 1.1(A)-1 (the "Lease"); (ii) all wells on the Lease, or lands pooled therewith listed in EXHIBIT l.l(A)-2 (the "Wells"); rights, privileges, benefits and powers with respect to the use and occupation of the Lease; Seller excludes from the sale herein all existing wells, pipelines, facilities, platforms and equipment, except those interests therein that arise directly from the sale of the interest hereunder. Further, Buyer assumes no plugging and abandonment liabilities or obligations for the West Cameron 557 C Platform or the East Cameron 299 A and B Platforms and the pipelines associated therewith, except as to the wells that Buyer currently owns an interest, being the East Cameron Block 299 OCS-G 05391 C010 Well and East Cameron Block 299 OCS-G 05391 C011 Well.

          (B) The oil and gas and associated hydrocarbons ("Oil and Gas") in and under or otherwise attributable that are covered by the Lease or produced from the Wells;

          (C) To the extent assignable and applicable to the Assets, the licenses, servitudes, gas purchase and sale contracts to the extent that the same pertain or relate to periods after the Effective Date, as hereinafter defined, crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole contribution agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are appurtenant to the Lease and listed on Exhibit 6 attached hereto and made a part hereof (collectively, the "Assumed Contracts");

          (D) To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Lease or the use thereof; and

          (E) All of Seller's files, records and data relating to the items described in subsections (A), (B), (C), and (D) above, including, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; geological records and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents [except (i) to the extent the transfer, delivery or copying of such records may be restricted by contract with a third party; (ii) all documents and instruments of Seller that may be protected by the attorney-client privilege; (iii) all accounting and Tax files, books, records, Tax returns and Tax work papers related to such items; and (iv) any of Seller's seismic data or seismic data licensed from a third party that are restricted by contract] (collectively, the "Records").

     1.2 Assumed Liabilities. On the Closing Date, Buyer shall assume and agree to timely and fully pay, perform and otherwise discharge, without recourse to Seller or its affiliates, all of the liabilities and obligations of Seller and its affiliates, successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, including but not limited to, Environmental Laws (as defined herein), taxes, securities law, personal injury, plugging, abandonment and surface restoration, and all liabilities and obligations under the Oil and Gas Lease, Wells, Contracts, Related Assets and Records, which relate to the Assets, on or after the Effective Date (collectively, the "Assumed Liabilities"). Seller shall be liable for and retain any Assumed Liabilities prior to the Effective Date. Notwithstanding the foregoing, Assumed Liabilities shall not include, and there is excepted, reserved and excluded from such Assumed Liabilities, the liabilities and obligations for: 1) all existing wells, pipelines, facilities, platforms and equipment, except those interests therein that arise directly from the sale of the interest hereunder, and 2) which Seller indemnifies Buyer against pursuant to Article 15.1.. Further, and also excluded from the Assumed Liabilities, Buyer assumes no plugging and abandonment liabilities or obligations for the West Cameron 557 C Platform or the East Cameron 299 A and B Platforms and the pipelines associated therewith. Buyer shall reimburse Seller for 20% of the East Cameron Block 299 OCS-G 05391 C011 Well costs incurred by Seller on and after the Effective Date. Further, on and after the Effective Date, Buyer shall be responsible for all costs, expenses and liabilities attributable to the sale hereunder, including, but not limited to the costs associated with the East Cameron Block 299 OCS-G 05391 C011 Well and the East Cameron Block 299 OCS-G 05391 C0l0 Well and any other subsequent wells that may be drilled to the Deep Rights, subject to participation elections made by Buyer. Additionally, Buyer shall receive revenue attributable to the sale hereunder for the East Cameron Block 299 OCS-G 05391 C0l0 Well on and after the Effective Date.

2.   CONSIDERATION.

     2.1 Consideration. The consideration for the Assets is Buyer paying to Seller the sum of THIRTY MILLION DOLLARS ($30,000,000.00 U.S.) and Buyer assuming all of the Assumed Liabilities (the "Consideration").

     2.2 Payment. Adjustments, if any, pursuant to Section 2.4, shall be paid by Seller to Buyer or from Buyer to Seller, by wire transfer of immediately available funds on the Closing Date (hereinafter defined) or within twenty four hours thereafter.

     2.3  Allocation.   If  adjustments   pursuant  to  Section  6  occur,   the
          Consideration  shall be  allocated  to the Assets in  accordance  with
          EXHIBIT 3.

     2.4  Adjustments to Consideration.

          (A) At Closing, the Parties shall, if appropriate, account to one another for proceeds from production as of the Effective Date and for costs and expenses associated with the Assets as of the Effective Date as provided for in any applicable operating or other agreements. Seller shall furnish Buyer with a Preliminary Closing Statement two days prior to the expected Closing which shall set forth an estimate of proceeds from production as of the Effective Date and costs and expenses associated with the Assets as of the Effective Date.

          (B) A post-closing adjustment statement based on the actual revenue and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party's records pertaining to the computation of amounts claimed in such Post Closing Statement. Except for the Post-Closing Statement, if any, no additional adjustments shall be made for proceeds from production and for costs and expenses associated with the Assets from the Effective

               Date to Closing, unless Anadarko Petroleum Corporation or its assign elects to exercise its preferential right to purchase as described in Section 11 herein.

3. EFFECTIVE DATE. The effective date for the conveyance of the Assets shall be as of 12:01 a.m., local time at the location of the Lease on October 15, 2004 (the "Effective Date").

4.   CLOSING.

     4.1 Closing. The sale and purchase of the Assets ("Closing") shall take place at Seller's office which is located at 5300 Memorial Drive, Suite 1070, Houston, Texas 77057, and will occur on or before two (2) business days after the expiration date of the Preferential Right to Purchase in favor of Anadarko Petroleum Corporation or its assign.

     4.2 Delivery by Seller. At Closing, Seller shall deliver to Buyer a mutually acceptable Assignment of Operating Rights in the same form as attached on EXHIBIT 4. Such Assignment shall be executed in quadruplicate.

     4.3 Further Cooperation. At the Closing, and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

5. REVIEW OF ASSETS. Seller shall provide Buyer free access to the Assets and to all of its Records for Buyer's examination. In addition, Seller shall allow Buyer to conduct a physical and environmental examination of the Assets at Buyer's cost, risk and expense.

6.   TITLE.

     6.1 Examination. Following the execution of this Agreement, Buyer shall conduct such examination of the title to the Lease, based upon the Contracts and Lease and the public data, as is deemed appropriate by Buyer, at its sole cost, risk and expense. The purpose of such title examination shall be to determine if Seller has "Good and Marketable Title" to its interest in the Lease and Wells.

     6.2 Good and Marketable Title. As used herein the term "good and marketable title" shall mean:

          (A) As to the Lease and Wells, those operating rights of Seller which:

               (i) entitles Seller to receive from each Lease or Well not less than the interests shown in EXHIBITl.l(A)-2 as the "Net Revenue Interest" of all Oil and Gas produced, saved and marketed from each Lease and Well and of all Oil and Gas produced, saved and marketed from any unit of which each Lease or Well is a part and allocated to such Lease or Well, all without reduction, suspension or termination of the interests in each Lease or Well throughout the duration of such Lease or the Lease upon which such Well is located, except as stated in such EXHIBIT; and

               (ii) obligates  Seller  to bear a  percentage  of the  costs  and expenses relating to the maintenance and development of, and operations relating to, the Lease and Wells not greater than the "Working Interest" shown in EXHIBIT 1.1(A)-1 and EXHIBIT l.l(A)-2, all without increase of the interests in each Lease and Well throughout the remaining duration of such Lease and Well, except as stated in such EXHIBIT.

          (B) That the operational character and title of Seller to the Assets which:

               (i) as of the Effective Date, is free and clear (except for Permitted Encumbrances as defined herein) of liens, encumbrances (including, but not limited to claims, demands, damages, liabilities, judgments and causes of action) and operational restrictions; and with respect to real property interests to be transferred to Buyer, real property interests are of record in the relevant counties and governmental offices.

          6.2.1 Defect Letters.

               (A) No later than three (3) business days prior to Closing, Buyer may notify Seller in writing ("Title Notice") of any liens, charges, contracts, agreements, obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be good and marketable as defined in Section 6.2 hereof, or which would cause a breach of a representation or warranty of Seller ("Title Defect"). Such Title Notice shall describe in reasonable detail the Title Defect and include the estimated Title Defect Value attributable thereto. Any Title Defect not timely raised by Buyer pursuant to this Section 6.2.1(A) shall be deemed waived.

               (B) If a Title Defect as set forth in a Notice is given to Seller as set forth above prior to Closing and is not cured to Buyer's satisfaction on or before the Closing, Closing shall be postponed as to the affected Assets and Seller shall have thirty (30) days after the Closing Date to cure said Defect or at Seller's option the affected Assets shall be withdrawn from this Agreement as stipulated herein. Should Seller not cure the Defect within the extended thirty
                    (30) day period, then the Title Defect shall be a "Title Failure" unless waived by Buyer. Any Title Defect waived by Buyer under this Section shall become a Permitted Encumbrance as defined herein.

          6.2.2 Effect of Title Failure.

               (A) In the event of a Title Failure pursuant to Section 6.2.1, the affected Asset(s) shall be withdrawn from this Agreement or the Consideration shall be adjusted pursuant to the Allocated Value(s). In the event that the affected Assets are withdrawn from this Agreement, the Parties shall Close on the remaining Assets.

               (B) Buyer shall not be liable for any portion of the cost of any title curative performed by Seller.

               (C) The value attributable to each Title Defect (the "Title Defect Value") notified in a Notice shall be determined by the following:

                    (i) if the Title Defect asserted is that the Net Revenue Interest attributable to any Lease or Well is less than stated in the applicable EXHIBIT, then the Title Defect Value is the product of the Allocated Value attributed to such Asset, multiplied by a fraction, the numerator of which is the difference between the Net Revenue Interest set forth in the applicable EXHIBIT and the Net Revenue Interest actually owned, and the denominator of which is the Net Revenue Interest stated in the applicable EXHIBIT; or

                    (ii) if  the  Title   Defect   represents   an   obligation,
                         encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest), the amount of the Title Defect Value is to be determined by taking into account the Allocated Value of the Asset, multiplied by a fraction, the numerator of which is the difference between the Working Interest set forth in the applicable EXHIBIT and the Working Interest actually owned, and the denominator of which is the Working Interest stated in the applicable EXHIBIT.

               D. No adjustment to Title. Notwithstanding anything to the contrary, there shall be no adjustments to the Consideration for Title Defects if the total adjustment is $100,000 or less in the aggregate. In the event that the Title Defects are more than $100,000 in the aggregate, (i) the Parties shall Close on the remaining Assets, or (ii) either Party may terminate this Agreement by giving written notice to the other Party.

     6.3 Special Warranty. The documents to be executed and delivered by Seller to Buyer transferring the Assets to Buyer shall be subject to the Permitted Encumbrances. Seller shall warrant and defend the Assets unto Buyer against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. Seller's interests in the Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

     6.4  Permitted   Encumbrances.   As  used   herein   the  term   "Permitted
          Encumbrances" shall mean any one (1) or more of the following described below or created or described in documents described below:

          (A) The terms and conditions of the Lease, including without limitation lessors' royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and similar burdens, if the net cumulative effect of the burdens does not operate to reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest for such Well set forth in EXHIBIT 1.1(A)-2;

          (B) The division orders and sales contracts terminable without penalty upon no more than ninety (90) days notice to the purchaser;

          (C) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

          (D) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease;

          (E)  All  operating  agreements,   unit  agreements,   unit  operating
               agreements, pooling agreements and pooling designations and other agreements affecting the Assets;

          (F) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

7.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     7.1 Seller's Representations and Warranties. Subject to the disclosures set forth in the EXHIBITs referred to in this Article 7, Seller represents and warrants (which representations and warranties shall not survive the Closing, except as to 7.1 (E) and (G) which shall survive Closing) as follows:

          (A) Status. Seller is a Corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

          (B) Authority. Seller owns the Assets and has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement.

          (C) Validity of Obligations. This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

          (D) Contractual Restrictions. Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, or storage of the same relating to the Assets which Buyer shall be obligated to honor and make deliveries of Oil and Gas or pay refunds of amounts previously paid under such contracts or arrangements.

          (E) Litigation. To Seller's knowledge, except as set forth in EXHIBIT 2, there is no suit, action, claim, judgment or proceeding pending, arising out of, or with respect to the ownership, operation or environmental condition of the Assets that would have a material adverse affect upon the Assets. Buyer shall assume no liability or obligation with respect to the litigation set forth on EXHIBIT 2 whether such claim or suit arises before, on or after the Effective Date.

          (F) Broker's Fees. Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Seller, and Buyer shall have no responsibility therefor.

          (G) Qualification and Bonding. Seller is in compliance with the bonding and liability insurance requirements in accordance with all applicable state or federal laws or regulations and that it is and henceforth will continue to be qualified to own and operate any federal, state oil and gas leases that constitute part of the Assets and will continue to be properly bonded to meet all abandonment obligation requirements excluded from the Assumed Liabilities herein and retained by Seller.

     7.2 Scope of Representations of Seller. Except as expressly set forth in this Agreement, Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any employee, officer, director, agent, consultant, engineer or engineering firm, trustee, representative, investment banker, financial advisor, partner, member, beneficiary, stockholder or contractor of Seller wherever and however made, including those made in any data room or internet site and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Parties with respect to the Asset. EXCEPT AS SET FORTH IN THIS ARTICLE 7 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION SEISMIC DATA AND SELLER'S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (v) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vi) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; (vii) THE TAX ATTRIBUTES OF ANY ASSET; (viii) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; AND (ix) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN ANY EXHIBIT HERETO. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

8.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     8.1 Buyer's Representations and Warranties. Buyer represents and warrants (which representations and warranties shall survive the Closing) as follows:

          A.   Status   of   Incorporation.   Buyer   is  a   corporation   duly
               incorporated, validly existing and in good standing under the laws of the State of Delaware.

          B. Authority. Buyer has the corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement.

          C. Validity of Obligations. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing). This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms.

          D. Qualification and Bonding. Buyer is in compliance with the bonding and liability insurance requirements in accordance with all applicable state or federal laws or regulations and that it is and henceforth will continue to be qualified to own any federal, state oil and gas leases that constitute part of the Assets.

          E. Evaluation. Buyer represents that by reason of Buyer's knowledge and experience in the evaluation, acquisition and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion based solely upon Buyer's knowledge and experience and not upon any representations or warranties by Seller.

          F. Broker's Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

9. RECORDS AND CONTRACTS. Seller shall have the right to make and retain copies of the Records and Contracts as Seller may desire prior to the delivery of the Records and Contracts to Buyer. Buyer, for a period of seven (7) years after the Closing Date, shall make available to Seller (at the location of such Records and Contracts in Buyer's organization) access to such Records and Contracts as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours. Seller shall provide Buyer the Records and Contracts within seven (7) days of Closing.

10. CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that the following provisions shall apply:

     10.1 Plugging Obligation. Buyer shall perform and assume all liability for its share of the necessary and proper plugging and abandonment of the Wells.

     10.2 MMS Qualification. Buyer has in place the necessary bonds or letters of credit as required by the Minerals Management Service ("MMS") for qualification to conduct business on the Outer Continental Shelf under the O.C.S.L.A., as same has been amended.

11.  ADDITIONAL COVENANTS.

     11.1 Preferential Rights to Purchase. Seller and Buyer acknowledge that a preferential right to purchase in favor of Anadarko Petroleum Corporation and Ridgewood Energy Corporation exist affecting the Assets. In the event Anadarko Petroleum Corporation or its assign elects to exercise their preferential right to purchase pursuant to the terms of the Operating Agreement dated July 1, 1983, between TXP Operating Company and Amerada Hess Corporation, all references herein to the Purchase Price, the Assets and any adjustments to consideration, revenues and expenses shall be proportionately reduced to the final interest of Buyer due to the result of the preferential right election.

     11.2 Consents. Buyer, under that certain Operating Agreement dated February 18, 2004 covering the Lease, hereby consents to the assignment hereunder from Seller to Buyer.

12. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at Buyer's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     12.1 No Litigation. At the Closing, no suit, action or other proceeding against Seller shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     12.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true in all material aspects as of the Closing as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

     12.3 Seller's Bonds: Seller represents to Buyer that Seller has in force and effect the Bonds in favor of the MMS as set forth on Exhibit 6 attached hereto and made a part hereof.

13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions;

     13.1 No Litigation. At the Closing, no suit, action or other proceeding shall be pending against Buyer before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     13.2 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true in all material aspects as of the Closing, as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

14.  TERMINATION.

     14.1 Causes  of   Termination.   This   Agreement   and  the   transactions
          contemplated herein may be terminated:

          (A)  At any time by mutual consent of the Parties.

          (B) By either Party if a material adverse change to the Assets occurs prior to Closing or pursuant to Section 6.2.2(D).

          (C) By Buyer if, on the Closing Date, any of the conditions set forth in Article 12 hereof shall not have been satisfied or waived.

          (D) By Seller if, on the Closing Date, any of the conditions set forth in Article 13 hereof shall not have been satisfied or waived.

     14.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 14 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and, except for the indemnities provided for in Section 15.3, any breach of this Agreement prior to such termination and any continuing confidentiality requirement, neither Party shall have any further right, duty or liability to the other hereunder. Upon termination, Buyer agrees to use its best efforts to return to Seller or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

15.  INDEMNIFICATION.

     15.1 INDEMNIFICATION BY SELLER. UPON CLOSING, SELLER SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND,

          INDEMNIFY,   AND  HOLD  HARMLESS  BUYER,  ITS  PARENT  AND  SUBSIDIARY
          COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE "BUYER GROUP") FROM AND AGAINST THE FOLLOWING:

          (A) MISREPRESENTATIONS. ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS' FEES AND COURT COSTS (INDIVIDUALLY A "LOSS" AND COLLECTIVELY, THE "LOSSES") ARISING FROM THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT THAT SURVIVES CLOSING;

          (B) BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY SELLER OF ANY COVENANT SET FORTH IN THIS AGREEMENT; AND

          (C) OWNERSHIP AND OPERATION. ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE DATE DIRECTLY ASSOCIATED WITH THE FOLLOWING MATTERS:

               (i)  DAMAGES TO PERSONS OR PROPERTY;

               (ii) THE  VIOLATION  BY  SELLER OF ANY LAW OR  REGULATION  OR THE
                    TERMS OF ANY AGREEMENT BINDING UPON SELLER;

               (iii) CLAIMS OF SELLER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND
                    OTHER PARTICIPANTS IN THE ASSETS;

               (iv) TAXES ATTRIBUTABLE TO THE ASSETS; AND

               (v)  THE  INCORRECT  PAYMENT OF ROYALTIES  AND BURDENS  UNDER THE
                    LEASE.

          (D) ABANDONMENT LIABILITIES. Covering any liabilities, duties and obligations relating to properly plugging and abandoning existing wells, removal of all pipelines, equipment, and platforms and related facilities now or hereafter located on the Assets, and cleaning up, restoring and remediation of the Assets in accordance with the applicable Environmental Laws and the Lease, including but not limited to liabilities, duties and obligations (including but not limited to the payment of fines, penalties, monetary sanctions or other amounts payable for failure to comply with the requirements of applicable Environmental Laws) related to any violation of any Environmental Laws or the presence, disposal, release or threatened release of any hazardous substance or hazardous waste from the Assets into the atmosphere or into the water whether or not attributable to Seller's activities or the activities of third parties; and

          (E) Notwithstanding the above, the following limitations shall apply to Seller's indemnification obligations:

               (i) Seller shall not be obligated to indemnify Buyer for any Loss unless Buyer has delivered a written notice of such Loss within the Survival Period (as defined below) applicable to such Loss. Any Loss for which Seller does not receive written notice before the end of the Survival Period shall be deemed to be an Assumed Liability. The "Survival Period" applicable to Losses shall mean:

                    (a) With regard to a breach of covenants and the matters covered by Article 15 for a period of eighteen (18) months after Closing, except for 15.1 (D) and (E), which indemnities from Seller to Buyer shall last the life of the Assets;

               (ii) The  indemnification  obligations of Seller pursuant to this
                    Agreement shall be limited to actual Losses and shall not include incidental, consequential, indirect, punitive, or exemplary Losses or damages;

               (iii) The  amount  of  Losses required  to be paid by  Seller  to indemnify Buyer pursuant to this Agreement shall be reduced to the extent of any amounts actually received by Buyer pursuant to the terms of the insurance policies (if any) covering such claim and any tax benefits received by Buyer;

               (iv) Buyer  acknowledges  and  agrees  that  the  indemnification provisions in this Article 15 and the termination  rights in
                    Article 14 shall be the exclusive remedies of Buyer with respect to the transactions contemplated by this Agreement.

     15.2 INDEMNIFICATION BY BUYER. UPON CLOSING, BUYER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER, ITS PARENT AND SUBSIDIARY COMPANIES AND AFFILIATED LIMITED PARTNERSHIPS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE "SELLER GROUP") FROM AND AGAINST THE FOLLOWING:

          (A) MISREPRESENTATIONS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT THAT SURVIVES CLOSING;

          (B) BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY COVENANT SET FORTH IN THIS AGREEMENT;

          (C) OWNERSHIP AND OPERATION. ALL LOSSES ARISING FROM THE ASSUMED LIABILITIES, AND ALL LOSSES ARISING ON OR AFTER THE EFFECTIVE DATE FROM THE OWNERSHIP AND OPERATION OF THE ASSETS.

          (D) ENVIRONMENTAL LIABILITIES. SUBJECT TO ARTICLES 1.2 AND 15.1 (D), ALL ENVIRONMENTAL LIABILITIES, ARISING ON OR AFTER THE EFFECTIVE DATE ATTRIBUTABLE TO BUYER'S INTEREST CONVEYED HEREIN, AND BUYER SHALL BE LIABLE FOR ALL PLUGGING AND ABANDONING LIABILITIES ATTRIBUTABLE TO BUYER'S INTEREST IN THE WELLS CONVEYED HEREIN ON AND AFTER THE EFFECTIVE DATE. "ENVIRONMENTAL LIABILITIES" MEANS ANY AND ALL OBLIGATIONS AND LIABILITIES ARISING DIRECTLY OR INDIRECTLY FROM ANY IMPAIRMENT OR DAMAGE TO THE ENVIRONMENT CAUSED BY OR PERTAINING TO THE ASSETS OR THE OPERATION THEREOF INCLUDING ANY ABANDONMENT AND RECLAMATION OBLIGATIONS, ANY RELEASE, AND ANY OTHER MATTERS RELATING TO SURFACE, SUBSURFACE, AIR OR WATER CONTAMINATION OR THE BREACH OF ANY ENVIRONMENTAL LAWS.

     15.3 PHYSICAL INSPECTION. BUYER INDEMNIFIES AND AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER GROUP FROM AND AGAINST ANY AND ALL LOSSES ARISING FROM BUYER'S INSPECTING AND OBSERVING THE ASSETS, INCLUDING (A) LOSSES FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS AND REPRESENTATIVES, AND DAMAGE TO THE PROPERTY OF BUYER OR OTHERS ACTING ON BEHALF OF BUYER; AND (B) LOSSES FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE SELLER GROUP OR THIRD PARTIES, AND DAMAGE TO THE PROPERTY OF THE SELLER GROUP OR THIRD PARTIES. THE FOREGOING INDEMNITY INCLUDES, AND THE PARTIES INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE SELLER GROUP FROM AND AGAINST LOSSES ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE ASSETS OR THE SELLER GROUP'S SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR FAULT.

     15.4 Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 15. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 15, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 15, neither Party shall, without the other Party's written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

16.  MISCELLANEOUS.

     16.1 Confidentiality.

          (A) Prior to Closing, to the extent not already public, Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, seismic data, reports and maps, the results and findings of Buyer with regard to its due diligence associated with the Assets (including without limitation with regard to due diligence associated with environmental and title matters) and other data relating to the Assets (collectively, the "Confidential Information"). Buyer acknowledges that, prior to Closing, all Confidential Information shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of Seller.

          (B) In the event of termination of this Agreement for any reason, Buyer shall not use or knowingly permit others to use such Confidential Information in a manner detrimental to Seller, and will not disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to Seller or to a governmental agency pursuant to a valid subpoena or other order or pursuant to applicable governmental regulations, rules or statutes.

          (C) The undertaking of confidentiality shall not diminish or take precedence over any separate confidentiality agreement between the Parties. Should this Agreement terminate, such separate confidentiality agreement shall remain in full force and effect.

     16.2 Competition. Buyer acknowledges that Seller may presently own interests or have leads, prospects, information or ideas on properties or leaseholds adjacent to, adjoining or in the vicinity of the Assets. Seller shall not be prohibited in any way from pursuing any activity or business opportunity on property not being transferred to Buyer pursuant to this Agreement.

     16.3 Notice. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested or by prepaid overnight delivery service, or by facsimile addressed to the Party for whom intended at the following addresses:

          SELLER:

                 Millennium Offshore Group, Inc.
                 5300 Memorial Drive, Suite 1070
                 Houston, Texas 77057
                 Attn: Mr. Kent Singleton
                 Tel: (713) 652-0137
                 Fax: (713) 652-0482

          BUYER:

                 Ridgewood Energy Corporation.
                 947 Linwood Avenue
                 Ridgewood, New Jersey 07450
                 Attn: Mr. Robert Swanson
                 Tel: (201) 447-9000
                 Fax: (201) 447-0474

          or at such other address as any of the above shall specify by like notice to the other.

     16.4 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its or its affiliates' publicly-traded securities (in which case the disclosing Party shall use all reasonable efforts to advise the other Party, and give the other Party an opportunity to comment on the proposed disclosure, prior to making the disclosure).

     16.5 Governing Law. THIS AGREEMENT IS GOVERNED BY AND MUST BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION. ALL DISPUTES RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND VENUE SHALL BE IN THE CIVIL DISTRICT COURTS OF HARRIS COUNTY, TEXAS.

     16.6 Exhibits. The EXHIBITS attached to this Agreement are incorporated into and made a part of this Agreement.

     16.7 Fees, Expenses, Taxes and Recording.

          (A) Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from the other Party, except as otherwise provided in this Agreement.

          (B) Buyer shall, at its own cost, immediately record all instruments of conveyance and sale in the MMS and the appropriate county or parish offices. Buyer shall immediately file for and obtain the necessary approval of all federal agencies to the assignment of the Assets. Buyer shall supply Seller with a true and accurate photocopy reflecting the recording information of all the recorded and filed assignments within a reasonable period of time after their recording and filing.

     16.8 Assignment. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party. This Agreement is binding upon the Parties hereto and their respective successors and assigns.

     16.9 Entire Agreement. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

     16.10 Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

     16.11 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     16.12 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     16.13 Waiver of Certain Damages. Each of the Parties hereby waives and agrees not to seek consequential or punitive damages with respect to any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof.

     16.14 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by both parties. Any Party hereto may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party hereto to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                            -Signature Page Follows-

Executed as of the day and year first above written.

                                        SELLER:
                                        MILLENNIUM OFFSHORE GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        BUYER:
                                        RIDGEWOOD ENERGY CORPORATION


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: [Illegible]
                                        Title: President

                                EXHIBIT 1.1 (A)-l

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc. as Seller, and Ridgewood Energy Corporation as Buyer.

                                      LEASE

     An undivided 20% Operating Rights Interest in that certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company and Mark Producing, Inc., as Lessees, effective as of July 1, 1983, identified in the office of The Minerals Management Service, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, bearing serial number OCS-G 05391, describing Block 299, East Cameron Area, as shown on OCS Official Leasing Map, Louisiana Map No. 2A INSOFAR AND ONLY INSOFAR as said OCS-G 05391 covers the following depths: the rights below the Lentic 4 Unit Sand as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600.

     SELLER'S OPERATING RIGHTS OWNERSHIP INTEREST (Working Interest) IN OCS-G 05391: An undivided 20% Working Interest with a corresponding 16.10666% Net Revenue Interest

                                 END OF EXHIBIT

                                EXHIBIT 1.1 (A)-2

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc. as Seller, and Ridgewood Energy Corporation as Buyer.

                                      WELLS

                                                 Seller's W.I.   Seller's N.R.I.
                                                 -------------   ---------------
EC 299 Well No. OCS-G 05391 C010                   20.00000%        16.10666%
EC 299 Well No. OCS-G 05391 C011                   20.00000%        16.10666%

The rights being sold in the wells listed above are limited to rights below the Lentic 4 Unit Sand as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600

Note: W.I. is Working Interest, N.R.I, is Net Revenue Interest.

                                 END OF EXHIBIT

                                    EXHIBIT 2

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc. as Seller, and Ridgewood Energy Corporation as Buyer.

                                   LITIGATION:

      TO THE EXTENT OF SELLER'S KNOWLEDGE, THERE IS NO EXISTING LITIGATION
                             AFFECTING THE ASSETS.

                                 END OF EXHIBIT

                                    EXHIBIT 3

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc as Seller, and Ridgewood Energy Corporation as Buyer.

                                ALLOCATED VALUES:

OCS-G 05391, East Cameron Block 299 Deep Rights:

WELLS:

Deep Rights in the Lease and in the East Cameron Block 299 OCS-G 05391 C010 Well and East Cameron Block 299 OCS-G 05391 C011 Well

VALUE: $30,000,000.00

                                 END OF EXHIBIT

                                    EXHIBIT 4

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc. as Seller, and Ridgewood Energy Corporation
                                    as Buyer.

                         ASSIGNMENT OF OPERATING RIGHTS

                      OCS-G 05391, East Cameron Block 299

OFFSHORE LOUISIANA         }
                           }
OUTER CONTINENTAL SHELF    }   KNOW BY ALL THESE PRESENTS:
                           }
UNITED STATES OF AMERICA   }


     THAT, Millennium Offshore Group, Inc., 5300 Memorial, Ste. 1070, Houston, Texas 77007, hereinafter called "Assignor", for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by Ridgewood Energy Corporation, 947 Linwood Avenue, Ridgewood, New Jersey 07450, hereinafter called "Assignee", the receipt and full sufficiency of which is hereby acknowledged, does hereby grant, convey, transfer and assign unto Assignee, its heirs, successors and assigns, an undivided 20.00000% operating rights interest in and to the oil and gas mineral lease identified below (hereafter called "Subject Lease"), to wit:

     That certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company and Mark Producing, Inc., as Lessees, effective as of July 1, 1983, identified in the office of The Minerals Management Service, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act OCS-G 05391, describing Block 299, East Cameron Area, as shown on OCS Official Leasing Map, Louisiana Map No. 2A, covering 5,000.0 acres, more or less, INSOFAR AND ONLY INSOFAR as said OCS-G 05391 covers the rights below the Lentic 4 Unit Sand as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600.

     This assignment is made subject to all of the terms of express and implied covenants and conditions of the Subject Lease, the Lessor's royalties and, further, shall bear and assume its proportionate share of that certain overriding royalties interest affecting the Subject Lease as set forth in that certain Participation Agreement, dated December 8, 2003, by and between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation (the "Participation Agreement") and the Offshore Operating Agreement dated February 18, 2004, between

Millennium Offshore Group, Inc., as Operator, and Anadarko Petroleum Corporation and Ridgewood Energy Corporation, as Non-Operators, (the "Operating Agreement").

     This assignment is also made subject to the terms and provisions of the following listed agreements, of which all terms, conditions and reservations of said agreements are incorporated herein by reference:

          (a)  the  Subject  Lease;

          (b)  the Participation Agreement;

          (c)  the Operating Agreement

          (d) the Purchase and Sale Agreement dated effective October 15, 2004, by and between Millennium Offshore Group, Inc., as Seller, and Ridgewood Energy Corporation., as Buyer, ("Purchase and Sale Agreement");

          (e) the Letter of Intent between Millennium Offshore, Inc. and Ridgewood Energy Corporation dated October 15, 2004 to Sell/Purchase an Undivided 20% Working Interest, East Cameron, Block 299 Lower Lentic - Deep Rights OCS-G 05391 Offshore, Louisiana.

          (f) the Voluntary Pooling and Unitization Agreement dated September 16, 1985, between CNG Producing Company and Transco Exploration Company, et al, as amended by Letter Agreement dated September 16, 1987, between CNG Producing Company and Amerada Hess Corporation, et al;

          (g) the CoDevelopment Agreement dated August 26, 1985, between Belnorth Petroleum Corporation and CNG Producing Company, et al.

     Further, Assignor hereby transfers, assigns and conveys to Assignee an undivided Twenty Percent (20%) Working Interest in the OCS-G 05391 C010 Well and the OCS-G 05391 C011 Well insofar as they pertain to the rights below the Lentic 4 Unit Sand as identified at 16,085 feet Measured Depth in the Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600 (herein collectively referred to as the "Deep Rights") on East Cameron Block 299, OCS-G 05391, Offshore Louisiana.

     Assignor specifically excludes herefrom all rights, title, interests and liabilities associated with any presently existing platform(s), pipeline(s), wellbore(s), and other personal property associated with the Subject Lease, it being understood and agreed that Assignee shall only be responsible for plugging and abandonment of the wellbores in which Assignee owns an interest here through this Assignment of Operating Rights and shall bear no plugging, abandonment or decommissioning expense related to any well, facilities or pipelines which are not drilled, installed and/or owned by Assignee.

     THIS ASSIGNMENT OF OPERATING RIGHTS IS EXECUTED BY ASSIGNOR WITHOUT WARRANTY OF TITLE, EITHER EXPRESSED OR IMPLIED, EXCEPT AS TO ACTS BY, THROUGH AND UNDER ASSIGNOR.

     IN WITNESS WHEREOF, this Assignment is executed by ASSIGNOR and ASSIGNEE on the dates set forth in their respective acknowledgements hereto, but shall be effective for all purposes as of 12:01 a.m., on October 15, 2004 ("Effective Time"), subject to the approval thereof by the Minerals Management Service, United States Department of the Interior, pursuant to 30 CFR 256, Sub-Part J.

WITNESSES:                              ASSIGNOR:
                                        Millennium Offshore Group, Inc. (2383)


-------------------------------------


                                        By:
-------------------------------------       ------------------------------------


WITNESSES:                              ASSIGNEE:
                                        Ridgewood Energy Corporation (1308)


/s/ Kathleen McSherry
-------------------------------------


/s/ Illegible                           By: /s/ Robert E. Swanson
------------------------------------       ------------------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY   Section
                      Section
COUNTY OF BERGEN      Section

          BEFORE ME, the undersigned authority, on this 8 day of November, 2004, personally appeared Robert E. Swanson known to me to be the person whose name is subscribed to the foregoing instrument as President of RIDGEWOOD ENERGY CORPORATION, a Delaware corporation, and acknowledged to me that he executed the same for purposes and consideration therein expressed, and in the capacity therein stated and is the act and deed of said corporation.


                                        /s/ Jeanne Thompson
                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        New Jersey

                                        My Commission Expires: _______

                                                         [SEAL]
                                                     JEANNE THOMPSON
                                              A Notary Public of New Jersey
                                            My Commission Expires May 3,2007

STATE OF TEXAS     Section
                   Section
COUNTY OF HARRIS   Section

          BEFORE ME, the undersigned authority, on this ______ day of, _________ 2004, personally appeared _______________, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President of Millennium Offshore Group, Inc., a Texas corporation, and acknowledged to me that he executed the same for purposes and consideration therein expressed, and in the capacity therein stated and is the act and deed of said corporation.


                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        Texas

                                        My Commission Expires: _______

                                    EXHIBIT 5

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc. as Seller, and Ridgewood Energy Corporation
                                   as Buyer.

           PURSUANT TO ARTICLE 27 OF THAT CERTAIN OPERATING AGREEMENT
        COVERING OCS-G 05391, EAST CAMERON BLOCK 299, OFFSHORE LOUISIANA
      DATED FEBRUARY 18, 2004, AND PURSUANT TO ARTICLE 11.2 HEREIN, BUYER,
                           CONSENTS TO THE ASSIGNMENT

                                 END OF EXHIBIT

                                    EXHIBIT 6

     Attached to and made a part of the Purchase and Sale Agreement between Millennium Offshore Group, Inc as Seller, and Ridgewood Energy Corporation as
                                     Buyer.

                                ASSUMED CONTRACTS

1. Participation Agreement dated effective December 8, 2003, by and between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation.

2. Offshore Operating Agreement dated effective February 18, 2004, between Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation and Anadarko Petroleum Corporation, as Non-Operators.

3. That certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company, et al, as Lessee, effective as of July 1, 1983, identified in the office of The Minerals Management Service, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 05391, describing Block 299, East Cameron Area, South Addition, as shown on OCS official Leasing Map No. 2A, covering 5000.0 acres more or less.

4. The Voluntary Pooling and Unitization Agreement dated September 16, 1985, between CNG Producing Company and Transco Exploration Company, et al, as amended by Letter Agreement dated September 16, 1987, between CNG Producing Company and Amerada Hess Corporation, et al;

5. The CoDevelopment Agreement dated August 26, 1985, between Belnorth Petroleum Corporation and CNG Producing Company, et al

                            BONDS CURRENTLY EFFECTIVE

OCS Mineral Lessee's and Operators Supplemental Plugging and Abandonment Bond RLB0006827 from surety company RLI Insurance Company to principle Millennium Offshore Group, Inc. in the amount of $1,550,000 dated September 16, 2004

OCS Mineral Lessee's and Operators Supplemental Plugging and Abandonment Bond RLB0004073 from surety company RLI Insurance Company to principle Millennium Offshore Group, Inc. in the amount of $2,500,000 dated December 26, 2001

                                 END OF EXHIBIT

                          OFFSHORE OPERATING AGREEMENT

                          EAST CAMERON BLOCK 299 (DEEP)

                                   OCS-G 5391

                                     BETWEEN

                         MILLENNIUM OFFSHORE GROUP, INC.
                                   AS OPERATOR

                                       AND

                          RIDGEWOOD ENERGY CORPORATION

                                       AND

                         ANADARKO PETROLEUM CORPORATION
                                AS NON-OPERATORS

                        DATED EFFECTIVE FEBRUARY 18, 2004

                          OFFSHORE OPERATING AGREEMENT
                             East Cameron Block 299

Section                                                                     Page
-------                                                                     ----

                                TABLE OF CONTENTS

Table of Contents                                                            1-4

                                    ARTICLE 1
                                  APPLICATIONS
Preliminary Recitals                                                           5
1.1    Application to Each Lease                                               5

                                    ARTICLE 2
                                   DEFINITIONS
2.0A   AFE                                                                     5
2.0B   Affiliate
2.0C   Casing Point Election                                                   5
2.1    Development Operation(s)                                                5
2.2    Development Well                                                        5
2.3    Exploratory Operation(s)                                                5
2.4    Exploratory Well                                                        5
2.5    Facilities                                                              5
2.6    Lease                                                                   5
2.7    Non-Consent Operations                                                  5
2.8    Non-Consent Platform                                                    6
2.9    Non-Consent Well                                                        6
2.10   Non-Operator                                                            6
2.11   Non-Participating Party                                                 6
2.12   Non-Participating Party's Share                                         6
2.13   Operator                                                                6
2.14   Participating Interest                                                  6
2.15   Participating Party                                                     6
2.16   Platform                                                                6
2.17   Producible Reservoir                                                    6
2.18   Producible Well                                                         6
2.19   Reservoir                                                               6
2.20   Sidetrack or Sidetracking                                               6
2.21   Working Interest                                                        6

                                    ARTICLE 3
                                    EXHIBITS
3.1    Exhibits                                                                6
       3.1.1  Exhibit "A" Leases, Parties, Working Interests,
          Addresses & Representatives                                          6
       3.1.2  Exhibit "B" Insurance Provisions                                 6
       3.1.3  Exhibit "C" Accounting Procedure                                 6
       3.1.4  Exhibit "D" Non-Discrimination                                   6
       3.1.5  Exhibit "E" Gas Balancing Agreement                              6
       3.1.6  Exhibit "F" Memorandum of Operating Agreement
          & Financing Statement                                                6

                                    ARTICLE 4
                                    OPERATOR
4.1    Operator                                                                6
4.2    Resignation                                                             6
4.3    Removal of Operator                                                     7
4.4    Selection of Successor                                                  7
4.5    Delivery of Property                                                    7

                                    ARTICLE 5
                        AUTHORITY AND DUTIES OF OPERATOR
5.1    Exclusive Right to Operate                                              7
5.2    Workmanlike Conduct                                                     7
5.3    Liens and Encumbrances                                                  7
5.4    Employees                                                               7
5.5    Records                                                                 7
5.6    Compliance                                                              7
5.7    Drilling                                                                7
5.8    Reports                                                                 8
5.9    Permits and Licenses                                                    8
5.10   Information to Participating Parties                                    8
5.11   Information to Non-Participating Parties                                8

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES
6.1    Designation of Representatives                                          8
6.2    Voting Procedures                                                       8

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES
6.1    Designation of Representatives                                          8
6.2    Voting Procedures                                                       8
       6.2.1  Voting Interest                                                  8
       6.2.2  Vote Required                                                    9
       6.2.3  Votes                                                            9
       6.2.4  Meetings                                                         9

                                    ARTICLE 7
                                     ACCESS
7.1    Access to Lease                                                         9
7.2    Reports                                                                 9
7.3    Confidentiality                                                         9
7.4    Limited Disclosure                                                      9
7.5    Press Releases                                                          9

                                    ARTICLE 8
                                  EXPENDITURES
8.1    Basis of Charge to the Parties                                          9
8.2    Authorization                                                          10
8.3    Advance Billings                                                       10
8.4    Failure to Commence Operations Timely                                  10
8.5    Refund of Excess Funds                                                 10
8.6    Commingling Funds                                                      10
8.7    Mortgages and Security Rights                                          10
       8.7.1    Mortgage and Pledge                                           10
       8.7.2    Security Interests                                            11
       8.7.3    Reliance on Operator's or Non-Operator's Statement            12
       8.7.4    Limit of the Mortgage                                         12
       8.7.5    Appointment of Keeper                                         13
       8.7.6    Priority; Successors                                          13
       8.7.7    Foreclosure                                                   13
       8.7.8    Waiver                                                        13
       8.7.9    Other Privilege and Lien Rights                               13
       8.7.10   Power of Sale                                                 14
       8.7.11   Recordation                                                   14
8.8    Default                                                                14
8.9    Unpaid Charges                                                         15
8.10   Carved-Out Interests                                                   15

                                    ARTICLE 9
                                     NOTICES
9.1    Giving and Receiving Notices                                           15
9.2    Content of Notice                                                      15
9.3    Response of Notices                                                    16
       9.3.1   Platform Construction                                          16
       9.3.2   Proposal Without Platform and/or Facilities                    16
       9.3.3   Other Matters                                                  16
9.4    Failure to Respond                                                     16
9.5    Timely Operations                                                      16
9.6    Restrictions on Multiple Well Proposals                                16

                                   ARTICLE 10
                               EXPLORATORY WELLS
10.1   Operations by All Parties                                              17
10.2   Second Opportunity to Participate                                      17
10.3   Operations by Fewer Than All Parties                                   17
       10.3.1 Subsequent Exploratory Wells                                    17
       10.3.2 Subsequent Exploratory Wells/Non-Production Reversion           18
10.4   Course of Action After Drilling to the Initial Objective Depth         18
10.5   Deeper Drilling                                                        19

                                   ARTICLE 11
                             DEVELOPMENT OPERATIONS
11.1   Operations By All Parties                                              20
11.2   Second Opportunity to Participate                                      20
11.3   Operations By Fewer Than All Parties                                   20
11.4   Timely Operations                                                      20
11.5   Course of Action After Drilling to Initial Objective Depth             20
11.6   Deeper Drilling                                                        21

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS
12.1   Non-Consent Operations                                                 21
       12.1.1 Non-Interference                                                21
       12.1.2 Multiple Completion Limitation                                  21
       12.1.3 Liens                                                           21
       12.1.4 Metering                                                        21

       12.1.5 Platform Salvage                                                22
       12.1.6 Non-Consent Well                                                22
       12.1.7 Cost Information                                                22
       12.1.8 Completions                                                     22
12.2   Penalties                                                              22
12.3   Recoupment and Salvage                                                 23
12.4   Deepening of Non-Consent Wells                                         23
12.5   Operations from Non-Consent Platform                                   23
12.6   Discovery of Extension from Mobile Drilling Operations                 23
12.7   Allocation of Platform Costs to Non-Consent Operations                 24
       12.7.1 Charges                                                         24
       12.7.2 Operating and Maintenance Charges                               24
       12.7.3 Payments                                                        24
12.8   Retention of Lease by Non-Consent Well                                 24
12.9   Non-Consent Drilling to Maintain Lease                                 24
12.10  Allocation of Costs (Single Completion)                                25
12.11  Allocation of Costs Between Zones (Multiple Completions)               25
12.12  Allocation of Costs Between Zones (Dry Hole)                           25
12.13  Intangible Drilling and Completion Allocations                         25

                                   ARTICLE 13
                                   FACILITIES
13.1   Approval                                                               25
13.2   Ownership                                                              26
13.3   Contracts                                                              26

                                   ARTICLE 14
                            ABANDONMENT AND SALVAGE
14.1   Platform Salvage and Removal Costs                                     26
14.2   Abandonment of Producible Well                                         26
14.3   Assignment of Interest                                                 26
14.4   Abandonment Operations Required by Governmental Authority              26
14.5   Operator Purchase of Salvage Materials                                 27
14.6   Non-Operator Purchase of Salvage Materials                             27

                                   ARTICLE 15
                                   WITHDRAWAL
15.1   Withdrawal                                                             27
15.2   Limitations of Withdrawal                                              27

                                   ARTICLE 16
                     RENTALS, ROYALTIES, AND OTHER PAYMENTS
16.1   Creation of Overriding Royalty                                         27
16.2   Payment of Rentals and Minimum Royalties                               28
16.3   Non-Participation in Payments                                          28
16.4   Royalty Payments                                                       28

                                   ARTICLE 17
                                      TAXES
17.1   Property Taxes                                                         28
17.2   Contest of Property Tax Valuation                                      28
17.3   Production and Severance Taxes                                         28
17.4   Other Taxes and Assessments                                            28

                                   ARTICLE 18
                                    INSURANCE
18.1   Insurance                                                              29

                                   ARTICLE 19
                         LIABILITY, CLAIMS AND LAWSUITS
19.1   Individual Obligations                                                 29
19.2   Notice of Claim or Lawsuit                                             29
19.3   Settlements                                                            29
19.4   Legal Expense                                                          29
19.5   Liability for Losses, Damages, Injury or Death                         29
19.6   Indemnification                                                        29

                                   ARTICLE 20
                          INTERNAL REVENUE PROVISIONS
20.1   Election of Partnership Provisions                                     29

                                   ARTICLE 21
                                 CONTRIBUTIONS
21.1   Notice of Contributions Other Than Advances for Sale of Production     30
21.2   Cash Contributions                                                     30
21.3   Acreage Contributions                                                  30

                                   ARTICLE 22
                             DISPOSAL OF PRODUCTION
22.1   Facilities to Take In Kind                                             30
22.2   Duty to Take In Kind                                                   30
22.3   Failure to Take In Kind                                                30
22.4   Expenses of Delivery In Kind                                           31
22.5   Gas Balancing Agreement                                                31

                                   ARTICLE 23
                                 APPLICABLE LAW
23.1   Applicable Law                                                         31

                                   ARTICLE 24
                    LAWS, REGULATIONS AND NON-DISCRIMINATION
24.1   Laws and Regulations                                                   31
24.2   Non-Discrimination                                                     31

                                   ARTICLE 25
                                 FORCE MAJEURE
25.1   Force Majeure                                                          31
25.2   Notice                                                                 31

                                   ARTICLE 26
        SUCCESSORS, ASSIGNS, PREFERENTIAL RIGHT TO PURCHASE AND TRANSFERS
26.1   Successors and Assigns                                                 31
26.2   Preferential Right to Purchase                                         31
26.3   Transfer of Interest                                                   32
26.4   Assignments                                                            32

                                   ARTICLE 27
                                      TERM
27.1   Term                                                                   32

                                   ARTICLE 28
                                    EXECUTION
28.1   Counterpart Execution                                                  34

                          OFFSHORE OPERATING AGREEMENT

     THIS  AGREEMENT,  made  effective  the 18th day of February,  2004,  by the
signatories   hereof,   herein   referred  to   collectively  as  "Parties"  and
individually as "Party".

                                   WITNESSETH:

     WHEREAS, the Parties are owners of the one or more oil and gas leases identified in Exhibit "A", and desire to explore, develop, produce and operate said leases.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

                                    ARTICLE 1
                                  APPLICATIONS

     1.1 Application to Each Lease. If more than one oil and gas lease is identified in Exhibit "A", this Agreement shall apply separately to each such lease.

                                    ARTICLE 2
                                   DEFINITIONS

     2.0.A AFE. An Authorization for Expenditure prepared by a Party for the purpose of estimating the costs to be incurred in conducting an operation hereunder

     2.0.B Affiliate. In relation to any of the Parties, shall mean any company or other legal entity which is a subsidiary of such Party or of which such Party is a subsidiary or which is a subsidiary of a company of which such Party is a subsidiary. For the purpose of this definition, the term "subsidiary" shall mean a company controlled directly or indirectly by another company which holds or controls fifty percent (50%) or more of the voting shares of the former entity to elect the majority of its board of directors or other governing bodies.

     2.0.C Casing Point. The point in time when the Test Well, Substitute Well or any Exploratory and/or Development Well has been drilled to its proposed objective depth, or mutually agreed to lesser depth, and all tests included in the approved Authority of Expenditure ("AFE"), have been performed unless waived by mutual agreement of the Parties and a recommendation is made by Operator to:
(i) set casing and complete the well (ii) plug and abandon the well or (iii) conduct other operations as provided for in Section 10.4 or Section 11.5.

     2.1 Development Operation(s). Anything other than Exploratory Operation(s).

     2.2 Development Well. Any well proposed as a Development Operation.

     2.3 Exploratory Operation(s). An operation that is conducted on the Lease and that is any of the following:

          (a) proposed for an objective horizon that is not a Producible Reservoir;

          (b) proposed for an objective horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the objective horizon to be penetrated by the proposed well and the midpoint of the same objective horizon where it is actually penetrated by a Producible Well will be at least one thousand five hundred feet (1,500') if an oil completion and three thousand (3000) feet if a gas completion;

          (c) proposed for an objective horizon that is unanimously agreed by the Parties not to be in an existing Producible Reservoir; or

          (d) proposed as deeper drilling operations below the base of the deepest Producible Reservoir.

     2.4 Exploratory Well. Any well proposed as an Exploratory Operation.

     2.5 Facilities. All lease equipment beyond the wellhead connections including but not limited to equipment for gathering, storage, treating, compression, transporting and production handling.

     2.6 Lease. Each oil and gas lease identified in Exhibit "A" and the lands affected thereby.

     2.7 Non-Consent Operations. Exploratory or Development Operations conducted by fewer than all Parties.

     2.8 Non-Consent Platform. A drilling or production Platform owned by fewer than all Parties.

     2.9 Non-Consent Well. An Exploratory or Development Well owned by fewer than all Parties.

     2.10 Non-Operator. Any Party to this Agreement other than the Operator.

     2.11 Non-Participating Party. Any Party other than a Participating Party.

     2.12   Non-Participating   Party's  Share.  The  Participating  Interest  a
Non-Participating Party would have had if all Parties had participated in the operation.

     2.13 Operator. The Party designated under this Agreement to conduct Exploratory and Development Operations.

     2.14  Participating   Interest.  A  Participating   Party's  percentage  of
participation in an operation conducted pursuant to this Agreement.

     2.15 Participating Party. A Party who joins in an operation conducted pursuant to this Agreement.

     2.16 Platform. A structure to be installed pursuant to this Agreement offshore for drilling or production operations on the Lease, including, but not limited to jackets, caissons and subsea templates.

     2.17 Producible Reservoir. An underground accumulation of oil or gas (a) in a single and separate natural pool characterized by a distinct pressure system,
(b) not in oil or gas communication with another accumulation of oil or gas, and
(c) into which a Producible Well has been drilled.

     2.18 Producible Well. A well producing oil or gas, or if not producing oil or gas, a well which meets government regulations of being declared capable of producing in paying quantities.

     2.19 Reservoir. An underground accumulation of hydrocarbon and minerals comprising a single, separate, naturally contained system characterized by a single pressure.

     2.20 Sidetrack or Sidetracking. Any proposal to directionally control or intentionally deviate a well so as to change the bottom hole location from that as originally proposed and shall not refer to operations undertaken to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties.

     2.21 Working Interest. The ownership of each Party in and to the Lease as set forth in Exhibit "A".

                                    ARTICLE 3
                                    EXHIBITS

     3.1 Exhibits. Attached hereto are the following exhibits, which are incorporated herein by reference:

          3.1.1 Exhibit "A". Description of Leases, Working Interest of the Parties in each Lease, the Parties' addresses and Designated Representatives.

          3.1.2 Exhibit "B". Insurance Provisions.

          3.1.3 Exhibit "C". Accounting Procedure.

          3.1.4 Exhibit "D". Non-Discrimination Provisions.

          3.l.5 Exhibit "E". Gas Balancing Agreement.

          3.1.6 Exhibit "F". Memorandum of Operating Agreement and Financing Statement (Louisiana)

                                    ARTICLE 4
                                    OPERATOR

     4.1 Operator. Millennium Offshore Group, Inc. is hereby designated as Operator. Operator shall not have the right to assign or transfer any rights, duties or obligations of Operator to another Party.

     4.2 Resignation. Subject to Section 4.4, Operator may resign at any time by giving written notice to the Parties. Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of said notice, unless a successor Operator has assumed the duties of Operator prior to such date.

     4.3 Removal of Operator. Should Operator or any successor Operator hereunder (1) dissolve, liquidate or terminate its corporate existence, (2) become insolvent, bankrupt or subject to receivership, (3) be unable to pay its bills as they come due, or (4) assign an interest hereunder, whether accomplished by one or more transfers, which reduces its Working Interest to less than 25% of 6/6ths; it shall thereupon cease to be Operator hereunder. Further, should it commit a substantial breach of a material provision of this agreement and fail to cure within 90 days after notice of breach, or should it fail to perform its duties hereunder, it may be removed as Operator by an affirmative vote of two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more after excluding the Working Interest of Operator.

     4.4 Selection of Successor. Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of two (2) or more Parties having a combined Working Interest of fifty-one (51%) or more after excluding the Working Interest of the removed or resigned Operator. On the effective date of the designation, the successor Operator shall assume the duties and responsibilities of Operator under this Agreement. In no event shall the resignation or removal of Operator become effective unless and until a successor Operator has assumed the duties of Operator.

     4.5 Delivery of Property. Prior to the effective date of resignation or removal, Operator shall deliver promptly to successor Operator copies of all records, maps, design criteria, specifications, engineering analysis and design drawings for any Facilities and/or Platform(s), and other information and data obtained affecting the Lease that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property owned by the Parties pursuant to this Agreement.

                                    ARTICLE 5
                        AUTHORITY AND DUTIES OF OPERATOR

     5.1 Exclusive Right to Operate. Unless otherwise provided, Operator shall have the exclusive right and duty to conduct all operations pursuant to this Agreement. Operator shall not be deemed or hold itself out as the agent or fiduciary of the Non-Operators.

     5.2 Workmanlike Conduct. Operator shall conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. Operator shall not be liable to the Parties for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, Operator shall consult with the Parties and keep them informed of all important matters.

     5.3 Liens and Encumbrances. Operator shall endeavor to keep the Lease, Platform, wells and all Facilities and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in
Section 8.5.

     5.4 Employees. Operator shall select employees and determine their number, hours of labor and compensation. Such employees shall be employees of Operator.

     5.5 Records. Operator shall keep accurate books, accounts and records of operations hereunder which, unless otherwise provided for in this Agreement, shall be available at reasonable times to each Party or its authorized representatives.

     5.6 Compliance. Operator shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations and orders of any governmental agency having jurisdiction.

     5.7  Drilling.  Operator  shall  have  all  drilling  operations  including mobilization and demobilization, conducted by qualified and responsible independent contractors under competitive contracts then prevailing. A drilling contract will be deemed to be a competitive contract then prevailing if it (a) was made within one (1) year before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well. However, Operator may employ its own equipment and personnel in the conduct of such operations, but such work shall be performed by Operator acting as an independent contractor under a written contract containing the terms and conditions and at rates as are customary and then prevailing in competitive contracts of independent contractors who are doing work of a similar nature and pursuant to a written agreement among the Participating Parties.

     5.8 Reports. Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to Participating Parties. Operator shall give timely written notice to the Parties of all litigation and hearings affecting the Lease or operations hereunder.

     5.9 Permits and Licenses. Operator shall secure any and all permits and/or licenses required by all applicable laws, rules, regulations or orders of any governmental agency that it has a duty to secure, as Operator, and shall furnish copies of same to each Participating Party.

     5.10 Information to Participating Parties. Operator shall furnish each Participating Party the following information pertaining to each well operation being conducted:

          a) copy of application for permit to drill and all amendments thereto, along with a copy of permit issued;

          b)   copy of plat of well location;

          c) daily drilling reports, workover and daily production by telephone, telecopy, or facsimile for well operations conducted in the preceding 24 hour period, followed by weekly written reports;

          d)   complete report of all core analysis;

          e) copies of any logs or surveys delivered currently as they are run;

          f) copies of any well test results, bottom-hole pressure surveys, gas and condensate analysis or similar information;

          g)   copies of reports made to regulatory agencies; and

          h) (1) twenty-four [24] hour notice of logging, coring and testing operations; and (2) samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party;

          i) monthly report of all oil, gas, condensate and water produced from each well;

          j) upon written request, any other pertinent information available to Operator and relative thereto.

Each Participating Party shall furnish Operator, in writing, the names, addresses, telephone and/or telecopy numbers of persons to whom such information and notices shall be given.

     5.11 Information to Non-Participating Parties. Operator shall furnish to each Non-Participating Party copies of all non-confidential reports made to regulatory agencies.

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES

     6.1 Designation of Representatives. The names and addresses of the representative and alternate, who are authorized to represent and bind each Party with respect to operations hereunder, are set forth in Exhibit "A". The designated representative or alternate may be changed by written notice to the other Parties.

     6.2 Voting Procedures. Unless otherwise provided, any matter requiring approval of the Parties shall be determined as follows:

          6.2.1 Voting Interest. Each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

          6.2.2 Vote Required. Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of one (1) or more Parties having a combined voting interest of fifty percent (50%) or more. If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having a majority voting interest or, if the interests are equal, then either Party shall have the right to approve any matter hereunder with no percentage vote required.

          6.2.3 Votes. The Parties may vote at meetings; by telephone, promptly confirmed in writing to Operator; or by letter, telegram, telex or telecopier. Operator shall give prompt notice of the results of such voting to each Party.

          6.2.4 Meetings. Meetings of the Parties may be called by Operator upon its own motion or at the request of one (1) or more Parties having a combined voting interest of not less than ten percent (10%). Except in the case of an emergency, no meeting shall be called on less than seven (7) days advance notice, with meeting agenda attached. The representative of Operator shall be chairman of each meeting.

                                   ARTICLE 7
                                     ACCESS

     7.1 Access to Lease. Each Party shall have access to the Lease at its sole risk and expense at all reasonable times to inspect operations and wells in which it participates and records and data pertaining thereto.

     7.2 Reports. Except as to information otherwise provided to the Parties under Article 5 or elsewhere in this Agreement, Operator shall furnish to a Party, upon written request, any information to which such Party is entitled hereunder. The costs of gathering and furnishing information not otherwise furnished under Article 5 shall be charged to the requesting Party.

     7.3 Confidentiality. Except as provided in Sections 7.4 and 7.5 and except for necessary disclosures to governmental agencies having jurisdiction, no Party shall release any geological, geophysical, reservoir, engineering, production costs or technical information or any logs or other information pertaining to the progress, tests, or results of any well unless agreed to in writing by the Participating Parties.

     7.4 Limited Disclosure. Any Party may make confidential data available to reputable engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations, and to reputable financial institutions for study prior to commitment of funds and to third parties with which a Party is engaged in a bona fide effort to sell, farmout, trade, or otherwise dispose of all or a portion of its interest in the Lease. The confidential data made available shall not be removed from the custody or premises of the Party making such data available. Any third party permitted such access shall first agree, in writing, to be bound by the confidentiality provisions of this Agreement.

     7.5 Press Releases. The Parties shall use reasonable efforts to unanimously agree upon the timing and content of releases to the news media concerning operations covered by this Agreement. However, in the event the Parties cannot unanimously agree upon either the timing and/or content of the news release within twenty-four (24) hours of receipt of such proposed news release, then any Party shall be allowed to issue its own release without the approval of the other Parties.

                                    ARTICLE 8
                                  EXPENDITURES

     8.1 Basis of Charge to the Parties. Operator shall pay all costs incurred hereunder and each Party shall reimburse Operator on a timely basis for such costs in proportion to its Participating Interest. All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C". The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

     8.2 Authorization. Operator shall neither make any single expenditure nor undertake any project costing in excess of Seventy-five Thousand Dollars ($75,000.00) without prior approval of the Participating Parties. Operator shall furnish for informational purposes written information to all the Participating Parties on any expenditure in excess of Fifty Thousand Dollars ($50,000.00). In addition, should Operator determine during drilling operations that the proposed costs will exceed one hundred and twenty-five percent (125%) of its original AFE, Operator shall tender a separate AFE to the Non-Operator for its election to participate in continuing drilling operations. In the event the Non-Operator elects not to participate in the AFE for continued drilling operations, it shall be deemed non-consent in the continued drilling operation and be subject to the non-consent penalties set forth in Sections 10.3.1 or 12.2, as the case may be and shall not be responsible for any further costs, save and except those incurred prior to its election not to participate in the continued drilling operation. Subject to any election provided in Articles 10 and 11, approval of a well operation shall include approval of all necessary expenditures through installation of the wellhead. Notwithstanding the provisions of this Article, in the event of an emergency, Operator may immediately make such expenditures as in its opinion are required to safeguard life and property in dealing with the emergency. Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.

     8.3 Advance Billings. Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

     8.4 Failure to Commence Operations Timely. In the event a proposed operation for which funds are advanced to the Operator is not commenced timely in accordance with the terms of this Agreement, Operator shall, no later than ten (10) days after the last date provided herein for the commencement of such operation, remit to each Non-Operator an amount of money equal to the amount, if any, each Non-Operator had theretofore advanced to Operator for the proposed operation.

     8.5 Refund of Excess Funds. Not later than ninety (90) days after the completion of an operation proposed hereunder, Operator shall remit to each Non-Operator participating in such operation, an amount of money equal to the amount of cash theretofore advanced to Operator by each Non-Operator for the operation that was not used, if any, by Operator in connection with such completed operation.

     8.6 Commingling Funds. Funds received by Operator under this Agreement may be commingled with its own funds.

     8.7 Mortgages and Security Rights. In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operators herein, the Parties shall have the following security rights:

          8.7.1 Mortgage and Pledge: Each Non-Operator mortgages, pledges, affects, and hypothecates to Operator, and Operator mortgages, pledges, affects, and hypothecates to each Non-Operator, all of its respective rights, title, and interest in and to the following:

          (a) the Lease and any interest therein, and all accounts, gas imbalance accounts, contract rights, inventory, and general intangibles relating thereto or arising therefrom;

          (b) all property and fixtures, moveable or immovable, corporeal or incorporeal, attached to or located on or off the Lease, which are acquired by the Parties pursuant to this Agreement;

          (c) all of the oil, gas and associated substances in, on, or under the Lease and that may be produced from the Lease and the proceeds attributable to the sale of such oil, gas and associated substances; and

          (d) all property, moveable or immovable, corporeal or incorporeal, that is used, obtained or constructed (or under construction) for use, in connection with the Lease and operations thereon pursuant to this Agreement.

          8.7.2 Security Interests. Each Non-Operator hereby grants to the Operator, and Operator hereby grants to each Non-Operator, a continuing security interest in and to all of its respective rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the offshore blocks covered by the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Development Systems, platforms, wells, facilities, fixtures, tools, tubular goods and other corporeal property, whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or maintained or used in connection with the ownership, use, or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease, and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Parties in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by each Party hereunder covers (i) all substitutions, replacements, and accessions to the property of such Party described herein and is intended to cover all of the rights, titles, and interests of such Party in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Party in connection with the Lease, or the oil, gas and associated substances produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Party in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Party in and to the contracts, agreements, permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

          (a) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements, and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

          (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

          (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to any of the Lease.

          8.7.3 Reliance on Operator's or Non-Operator's Statement. The mortgages, pledge rights and security interests granted herein are given to secure the complete and timely performance of and payment by each Party of all of its obligations and indebtedness of every kind and nature, whether now owed by such Party or hereafter arising pursuant to this Agreement. To the extent susceptible under applicable law, the mortgage, pledge and the security interest granted herein shall secure the payment of costs and other expenses properly charged to such Party together with (a) interest on such indebtedness, costs, and other expenses at the rate set forth in the accounting procedure attached hereto as Exhibit "C", or the maximum rate allowed by law, whichever is the lesser, (b) reasonable attorneys' fees, (c) court costs, and (d) other directly related collection costs. If any Party does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator (or the Non-Operators if the defaulting Party is the Operator) shall have the additional right to notify the purchaser or purchasers of the defaulting Party's oil, gas and associated substances production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Party's share of oil, gas and associated substances production until the amount owed has been paid. The Operator (or the Non-Operator if the defaulting Party is the Operator) shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Party's share of oil, gas and associated substances production. Any purchaser of such production shall be entitled to rely on the Operator's (or the Non-Operators if the defaulting Party is the Operator) statement concerning the amount of costs and other expenses owed by the defaulting Party and payment made to the Operator (or the Non-Operators if the defaulting Party is the Operator) by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Party.

          8.7.4 Limit of the Mortgage. The maximum amount for which the mortgage herein granted by each Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-Operator"), and the maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the preceding sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Party is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-Operator and Limit of the Mortgage of the Operator, the liability of each Party and the mortgage and security interest granted hereby shall be limited to (and no Party shall be entitled to enforce the same against another Party for an amount exceeding) the actual obligations and indebtedness (including all interest charges, costs, attorneys' fees, and other charges provided for or in this Agreement) outstanding and unpaid and that are attributable to or charged against the interest of such Party pursuant to this Agreement.

          8.7.5 Appointment of Keeper. If Operator seeks to enforce the mortgage granted it hereunder against a Non-Operator, Operator shall have the right to appoint a keeper of such Non-Operator's property, or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. If any Non-Operator seeks to enforce the mortgage granted it hereunder against Operator, such Non-Operator shall have the right to appoint a keeper of Operator's property or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq.

          8.7.6 Priority; Successors. Each Party represents and warrants to the other Parties hereto that the mortgage, pledge and security interests granted by such Party to the other Parties in this Agreement shall be a first and prior mortgage, pledge and security interest, and each Party hereby agrees to maintain the priority of said mortgage, pledge and security interest against all persons acquiring an interest in the Lease by, through or under such Party. All Parties acquiring an interest in the Lease, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the mortgages, pledge rights and security interests hereunder as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

          8.7.7 Foreclosure. If performance of any obligation under this Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under this Agreement or upon default of any covenant or condition of this Agreement, in addition to any other remedy afforded by law, each Party to this Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in this Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code.

          8.7.8 Waiver. If any Party does not perform all of its obligations hereunder, and the failure to perform subjects such Party to foreclosure or execution proceedings pursuant to the provisions herein, to the extent allowed by governing law, the defaulting Party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the property covered by the mortgage, pledge and security interest created hereunder prior to sale, any available right to stay execution or to require a marshalling of assets, and any required bond in the event a receiver is appointed.

          8.7.9 Other Privilege and Lien Rights. Each Party agrees that the other Parties shall be entitled to utilize the provisions of oil and gas lien law or privilege or other lien law or privilege of any state adjacent to the Lease, or that is otherwise applicable, to enforce the rights and remedies of each Party hereunder. Without limiting the generality of the foregoing, to the extent allowed by applicable law, the Operator may invoke and use the mechanics' and materialmens' lien law to secure the payment to the Operator of any sum due hereunder for services performed or materials supplied by the Operator.

          8.7.10 Power of Sale. To the extent permitted by applicable law, each Party hereby grants to the other Parties a power of sale as to any property that is subject to the Security Rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

          8.7.11 Recordation. To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "F" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate. Each Party may file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-Operators to their interests in the Lease and all other interests mortgaged, pledged or secured herein, and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Lease, the Parties shall, within five (5) business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Lease, and the Parties shall, within five (5) business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment. The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Lease or contained within the Lease pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

     8.8 Default. If any Party does not pay its share of the charges authorized under this Agreement when due, including cash advances and interest, the Operator may give that Party notice that unless payment is made within thirty
(30) days from delivery of the notice, the non-paying Party shall be in default. Any Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, such Party may notify the Operator in writing that a good faith dispute exists over such charges. The Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

     8.9 Unpaid Charges. If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit "C" when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay. If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement. The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein. In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Lease is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party. In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

     8.10 Carved-out Interests. Any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Lease shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this
Article 8 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8 may be applied against the carved-out interests with which the defaulting or non-performing Party's interest in the Lease is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.

                                    ARTICLE 9
                                     NOTICES

     9.1 Giving and Receiving Notices. Except as specifically provided otherwise herein, all notices shall be in writing and delivered in person or by mail, telegram, telegraph, telecopier or cable, postage or charges prepaid; however, if a drilling rig is on location and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing. Notice shall be deemed given only when received by the Party to whom such notice is directed, except that any notice by certified mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail or twenty-four (24) hours after such notice is filed with an operating telegraph or cable company for immediate transmission.

     9.2 Content of Notice. Any notice which requires a response shall indicate the maximum response time specified in Section 9.3. If a proposal involves a Platform, pipeline, or Facilities the notice shall contain a description of same, including location and the estimated costs of design, fabrication, transportation and installation and the estimated date of commencement. If a proposal involves a well operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface, objective and bottom-hole locations, applicable details regarding directional drilling, wellbore schematics, the type of equipment to be used (such as a mobile drilling unit, floating drilling vessel, or platform), and the estimated costs of the operation and any other information necessary to make an election regarding such proposal. If a proposed operation is for a Lease Maintenance operation the notice shall specify that the operation is being proposed pursuant to Section 12.8. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing which operation will take precedence. Each Party shall respond to each proposed multiple operation in the manner provided in Section 9.6.

     9.3 Response to Notices. Each Party's response to a proposal shall be in writing to all other Parties. Except for those notices in Articles 10,11,15, and 16, the maximum response time shall be as follows:

          9.3.1 Platform and/or Facilities Construction. When any proposal for operations involve the construction of a Platform and/or Facilities, the maximum response time shall be ninety (90) days.

          9.3.2 Proposal Without Platform and/or Facilities. When any proposal for well operations does not require construction of a Platform and/or Facilities, maximum response time shall be thirty (30) days; however, if a drilling rig is on location and standby charges are accumulating, the maximum response time shall be forty-eight (48) hours (inclusive of Saturdays, Sundays and legal holidays). Any Party may have additional time to make an election while a rig is on standby provided such Party agrees to bear all cost, risk and expense incurred during such additional standby period.

          9.3.3 Other Matters. For all other matters requiring notice, the maximum response time shall be thirty (30) days.

     9.4 Failure to Respond. Failure of any Party to respond to a notice within the required period shall be deemed to be a negative response.

     9.5 Timely Operations. All operations conducted pursuant to this Agreement shall be commenced within one hundred eighty (180) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date design or material procurement commences or the contract for a Platform and/or Facilities is let, if the notice involved construction of a Platform and/or Facilities; or
(b) on the date that charges begin accruing according to the terms of the drilling contract.

     9.6 Restrictions on Proposals for Multiple Operations. Unless otherwise agreed to by the Parties hereto, no more than one operation shall be conducted at the same time. Proposals made under the terms hereof shall be limited to one operation each at a time and except as provided below, no Party shall be required to make an election under more than one proposal at the same time or while an operation is being conducted. This paragraph shall not limit the right of a Party to propose an operation while another is being conducted, however, the time to elect under such proposal shall be deferred until (a) thirty (30) days after the previous operation has been completed or if a well, plugged and abandoned or (b) twenty four (24) hours from receipt and notification that a rig has been moved to the new location and standby charges are being accumulated, whichever is earlier.

                                   ARTICLE 10
                               EXPLORATORY WELLS

     10.1 Operations by All Parties. Any Party may propose the drilling of an Exploratory Well by notifying the other Parties in accordance with Article 9. If all of the Parties agree to participate in the drilling of the proposed well, Operator shall proceed to drill such well for the account of all Parties.

     10.2 Second Opportunity to Participate. If fewer than all but one (1) or more Parties having a combined Working Interest of twenty-five percent (25%) or more elect to participate, the proposing Party shall immediately notify each of the Parties of the elections made, whereupon any such Party originally electing not to participate may elect to participate as if it had originally elected to participate by so notifying the proposing Party within forty-eight (48) hours (exclusive of Saturdays, Sundays, and legal holidays) after receipt of such second notice. If, after said second notice, all Parties agree to participate in the drilling of the proposed well, Operator shall proceed to drill such well for the account of all Parties.

     10.3 Operations by Fewer Than All Parties. If, after the second notice provided for in Section 10.2 above, fewer than all but one (1) or more Parties having a combined Working Interest of twenty-five percent (25%) or more still elect to participate in the drilling of the proposed well, the proposing Party shall immediately notify each of the Parties electing to participate of the elections made and such Parties shall, within five (5) days after receipt of such notice (twenty-four [24] hours if a rig is on location and standby charges are accumulating), notify the proposing Party what portion, if any, of the total non-participating interest it wishes to carry; each such Party being entitled to carry the non-participating interest in the ratio that such Party's Working Interest at the time the original proposal was made bears to the total Working Interest of all Parties electing to participate. If the Parties electing to participate subscribe to all of the non-participating interest so as to permit payment for one hundred percent (100%) of the cost of the well, Operator (or the largest interest owner participating in such operations if Operator is not a Participating Party), shall proceed to drill such well for the account of the Participating Parties in accordance with the procedure including the recoupment of cost provisions of Section 10.3.1 set forth below; provided, if operations are being conducted from a Platform, then Operator shall conduct such operations. If one hundred percent (100%) of the cost of the well is not subscribed to, then such well shall not be drilled and it shall be as if no proposal had been made.

          Operations by the Participating Parties shall be commenced within one hundred eighty (180) days following the date on which the last applicable election must be made under Section 10.2 above, and once commenced Operator shall diligently conduct the operation without unreasonable delay until the well reaches the objective depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable. If no operations are commenced within such time period, it shall be as if the proposal had not been made. If the proposed well is commenced within such one hundred eighty (180) days period, then the following provisions shall apply:

          10.3.1 Subsequent Exploratory Wells. If the proposed well is the second or subsequent Exploratory Well to be drilled on the Lease, each Non-Participating Party shall be deemed to have relinquished its operating rights, along with its interest in production, in and to such Exploratory Well in the manner provided for in Section 12.2. Recoupment of costs shall be determined by Section 12.2 and the drilling of such well shall be governed by the provisions of Article 12; however, percentages under Section 12.2 shall be as follows:

          12.2a) Eight Hundred Percent (800%)

          12.2b) Three Hundred Percent (300%)

          12.2c) Three Hundred Percent (300%)

          12.2d) Two Hundred Percent (200%)

Further, with respect to Exploratory Operations which result in a well completed as a producer or which otherwise qualifies as producible under the provisions of
Section 2.18 hereof, the above amounts shall be recoverable out of the Non-Participating Party's share of production as follows:

               i) If the said well is completed as a producer, then the above amounts shall be recoverable, with respect to said well, not only out of the Non-Participating Party's share of production therefrom, but also out of fifty percent (50%) of such Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in said well in any and all wells subsequently drilled on the Lease and completed in such reservoir(s);

               ii) If the said well is not completed as a producer, but otherwise qualifies as producible under the provisions of
                    Section 2.18 hereof, then the above amounts shall be recoverable with respect to said well out of fifty percent (50%) of the Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in said well in any and all wells subsequently drilled on the Lease and completed in such reservoir(s); and the above-stated provisions for the relinquishment and reverting of Non-Participating Party's operating rights and production shall also apply with respect to such fifty percent (50%) interest, to said subsequently drilled well or wells.

          10.3.2 Subsequent Exploratory Wells - Non-Participating Reversion. If such Non-Consent Operations under Section 10.3.1 do not result in a well determined to be capable of producing in paying quantities pursuant to Section
2.18 and said well is plugged and abandoned; and provided that such well does not result in a decision, within sixty (60) days from rig release date, to set a Platform or drill another Exploratory Well, such operating rights in the Lease shall revert to each Non-Participating Party except that all Non-Consent Wells, equipment, Platforms and Facilities shall remain vested in the Participating Parties.

     10.4 Course of Action After Drilling to the Initial Objective Depth:

          10.4.1 Casing Point Election.

          a) At such time as an Exploratory Well been drilled to the objective depth as set forth in the notice, and has been logged and tested and copies of the logs and results furnished to each Participating Party, but before any production pipe has been set, Operator shall notify the Participating Parties and provide Operator's written recommendation with respect to further operations. Each Participating Party shall, within forty-eight
               (48) hours (inclusive of Saturdays, Sundays, and legal holidays) after receipt of such notice, notify Operator and the other
               Participating Parties by telephone (promptly confirmed in writing) or telecopy whether it accepts Operator's recommendation or make additional recommendations as to further operations with respect to such well. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond. Any Party may request additional time beyond the herein specified time, in order to make an election; however, all costs associated to such standby rig time shall be at the expense of the Party or Parties requesting such additional time.

          b) Any recommendation concurred to by a majority of Participating Interests shall take precedence over any other proposal. In the event no recommendation receives such majority support, then the recommendation to be followed shall be determined as follows with the lowest number taking precedence:

               1 additional testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               2    Deepen.   (If  conflicting   proposals  are  approved,   the
                    operation   proposed  to  the   deepest   depth  shall  take
                    precedence.)

               3 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               4    complete at the objective horizon

               5    complete  above  the  objective  horizon.   (If  conflicting
                    proposals are approved, the operation proposed at the deepest depth shall take precedence.)

               6 Other operations. (If conflicting proposals are approved, the proposal receiving the largest percentage Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               7    temporarily plug and abandon.

               8    plug and abandon.

     If the proposal is to complete the well, then it is understood that the well may be suspended by the mutual agreement of the Participating Parties and completed at a later date to coordinate with equipment and Facilities construction and installation.

          In the event a  recommendation  to plug and abandon the well  receives majority support, any Participating Party not concurring in said recommendation shall have the right to have the Operator perform such additional operation with respect to such well as it desires and such operations shall be performed in accordance with the provisions of Section 10.4.c) below.

          If the decision as to the further operation is other than to plug and abandon the well, any Party electing not to participate therein shall be relieved of any further obligations and liabilities as to such operation, but shall pay to Operator its proportionate part of the cost, as reasonably estimated by Operator in accordance with Exhibit "C", of plugging and abandoning the well at the initial objective depth. The Parties participating in such further operations shall be entitled to recover from any Parties not participating therein, the amounts set forth in Section
     10.3.1 as to costs incurred subsequent to the initial objective depth having been reached and after the decision respecting such further operations is made. Furthermore, the amounts to be recouped by the Parties participating in such further operations shall also be recoverable out of a Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in such further operations in any and all wells subsequently drilled on the Lease and completed in such reservoir(s) or qualifying as producible under Section 10.3.1 i) and ii) above.

          c) Operator shall conduct such further operations at the sole risk and expense of the Parties participating therein, subject to the Non-Participating Parties' reversionary rights as provided in
               Section 12.2 below, and such Parties shall carry the interest of the Parties not participating in such further operations and all production resulting therefrom in the proportion that the interest of each Party participating therein bears to the total interest of all Parties participating therein. If the well is not completed as a Producible Well, Operator shall plug and abandon such well at the cost of the Parties participating in such further operation, less those estimated costs paid previously by Parties not participating in such further operation for plugging and abandoning at the initial objective depth.

     10.5 Deeper Drilling. If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party hereto may elect either; a) to participate in the well as proposed, or b) to participate in the well to the base of the deepest Producible Reservoir penetrated by a Producible Well. If a Party elects to participate in the proposed well to the base of the deepest Producible Reservoir penetrated by a Producible Well, such Party shall bear its proportionate part of the cost of such operations, including completion or abandonment, only to the depth to which such Party agreed to participate. In the event the well is completed below the depth to which such Party agreed to participate, all costs incurred in the operations for that portion of the well below the agreed depth shall be governed by the provisions of Section 10.3.1.

                                   ARTICLE 11
                             DEVELOPMENT OPERATIONS

     11.1 Operations by All Parties. Any Party may propose that a well be drilled, recompleted, deepened, or plugged back as a Development Operation by notifying the other Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct such operation for the account of all Parties.

     11.2 Second Opportunity to Participate. If fewer than all, but one (1) or more Parties having a combined Working Interest of twenty-five percent (25%) or more elect to participate, the proposing Party shall immediately notify each of the Parties of the elections made, whereupon any such Party originally electing not to participate may elect to participate as if it had originally elected to participate by so notifying the proposing Party within forty-eight (48) hours (exclusive of Saturdays, Sundays, and legal holidays) after the receipt of such second notice. If, after said second notice, all Parties agree to participate, Operator shall proceed with such operations for the account of all Parties.

     11.3 Operations by Fewer Than All Parties. If, after the second notice provided for in Section 11.2 above, fewer than all but one (1) or more Parties owning twenty-five percent (25%) or more interest in the Lease still elect to participate in the proposed operation, each of the Parties electing to participate shall notify the other Parties so electing what portion, if any, of the total non-participating interest it wishes to carry; each such Party being entitled to carry the non-participating interest in the ratio that such Party's Working Interest at the time the original proposal was made bears to the total Working Interest of all Parties electing to participate. If the Parties electing to participate subscribe to all of the non-participating interest so as to permit payment for one hundred percent (100%) of the cost of such operation, then Operator (or the largest interest owner participating in such operation if Operator is not a Participating Party), shall proceed to conduct such operation in accordance with Article 12 below; provided, however, if operations are being conducted from a Platform, then Operator shall conduct such operation. If one hundred percent (100%) of the cost of such operation is not subscribed to, then such operation shall not be conducted and it shall be as if no proposal had been made.

     11.4 Timely Operations. Operations by Participating Parties shall be commenced within one hundred eighty (180) days following the date on which the last applicable election must be made and once commenced Operator shall diligently conduct the operation without unreasonable delay until the well reaches the objective depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable. If no operations are begun within such time period, it shall be as if the proposal had not been made. If a Platform is necessary for Non-Consent Operations, and the notice so indicated that necessity, operations shall be deemed to have commenced on the date the contract for design of the Platform is let, or on the date rigging-up operations are commenced on an existing Platform.

     11.5 Course of Action After  Drilling to Initial  Objective  Depth:

          11.5.1 Casing Point Election.

          a) At such time as a Development Well has been drilled to the objective depth as set forth in the notice, and has been logged and tested and copies of the logs and results furnished to each Participating Party, but before any production pipe has been set, Operator shall notify the Participating Parties and provide Operator's written recommendation with respect to further operations. Each Participating Party shall, within forty-eight
               (48) hours (inclusive of Saturdays, Sundays, and legal holidays) after receipt of such notice, notify Operator and the other
               Participating Parties by telephone (promptly confirmed in writing) or telecopy whether it accepts Operator's recommendation or make additional recommendations as to further operations with respect to such well. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond. Any Party may request additional time beyond the herein specified time, in order to make an election; however, all costs associated to such standby rig time shall be at the expense of the Party or Parties requesting such additional time.

          b) Any recommendation concurred to by a majority of Participating Parties shall take precedence over any other proposal. In the event no recommendation receives such majority support, then the recommendation to be followed shall be determined as follows with the lowest number taking precedence:

               1 additional testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               2    complete at the objective horizon.

               3    complete  above  the  objective  horizon.   (If  conflicting
                    proposals are approved, the operation proposed to the deepest depth shall take precedence.)

               4    Deepen.   (If  conflicting   proposals  are  approved,   the
                    operation   proposed  to  the   deepest   depth  shall  take
                    precedence.)

               5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               6 other operations. (If conflicting proposals are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               7    temporarily plug and abandon.

               8    plug and abandon.

     If the proposal is to complete the well, then it is understood that the well may be suspended by the mutual agreement of the Participating Parties and completed at a later date to coordinate with equipment and Facilities construction and installation.

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS

     12.1 Non-Consent Operations. Operator shall conduct Non-Consent Operations at the sole risk and expense of the Participating Parties in accordance with the following provisions:

          12.1.1 Non-interference. Non-Consent Operations shall not interfere unreasonably with operations being conducted by all Parties.

          12.1.2 Multiple Completion Limitation. Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

          12.1.3  Liens.   In  the  conduct  of  Non-Consent   Operations,   the
Participating Parties shall keep the Lease free and clear of liens and encumbrances.

          12.1.4 Metering. In Non-Consent Operations, separate metering devices shall not be required to, unless required by governmental agencies having jurisdiction, measure production but such production may be determined on a monthly well test basis.

          12.1.5 Platform Salvage. Provided that no further drilling or production is proposed from a Non-Consent Platform, the Participating Parties shall be responsible for dismantling and clearing away said Platform and shall be entitled to all the salvage realized therefrom.

          12.1.6 Non-Consent Well. A Non-Consent Well shall not be completed, recompleted, reworked, deepened, or plugged back in any zone(s) then productive, or then known to be capable of production (as determined pursuant to Section
2.18 above) of oil or gas from any other well on the Lease without the written approval of the Non-Participating Party(ies), unless: (a) said zone(s) shall have been designated in the notice as an objective zone or one of the objective zones for the completion of such well; (b) completion of such well in said zone(s) will not increase the well density theretofore mutually agreed upon by the Parties for said zone(s) or the density pattern with respect to said zone(s) as theretofore prescribed by the Federal authorities having jurisdiction of the premises; and (c) the horizontal distance between the vertical projections of the midpoint of the zone within a reservoir that is in communication with the completion zone in such well and any existing well in the same zone of the non-consent well will not be less than one thousand five hundred feet (1,500') if an oil-well completion or three thousand feet (3,000') if a gas-well completion. The terms "oil well completion" and "gas well completion" as used in this Article shall have the same meaning as those terms are defined in 30 CFR
250.170 Gulf Coast approved by the Chief, Conservation Division, Geological Survey, United States Department of the Interior, effective July 1, 1993, as same may from time to time be amended. Subject to the foregoing provisions of this Article, until the Party(ies) participating in a Non-Consent Well has recouped out of the production therefrom the amounts to which it is entitled hereunder, the Participating Party(ies) shall be entitled to conduct any reworking operations in the well which it may desire, including plugging back the hole to a shallower reservoir. The cost of such reworking operations shall not be subject to the penalty provisions provided in Section 12.2 or Section 10.3.1, as the case may be.

          12.1.7 Cost  Information.  Operator  shall,  within one hundred twenty
(120) days after completion of a Non-Consent Well, furnish all other Parties with a statement of well costs prepared in accordance with Exhibit "C" or with a copy of the monthly billing furnished to the Participating Parties. The Parties shall keep such cost information confidential. Operator shall furnish to all Parties a monthly statement showing operating expenses and the proceeds from the sale of production from the well(s) for the preceding month.

          12.1.8 Completions. For the purposes of determinations hereunder, each completion shall be considered a separate well.

     12.2 Penalties. Except as to operations conducted pursuant to Section 12.8 or the first Exploratory Well as contemplated in the Participation Agreement, upon commencement of Non-Consent Operations, each Non-Participating Party's operating rights in the well and its interest in production therefrom shall be relinquished (without the execution of any instrument evidencing a transfer) to the Participating Parties in the proportions that each Participating Party's Interest bears to the total of the Participating Parties' Interest for as long as the operations originally proposed are being conducted or production in paying quantities is obtained (or is capable of being obtained); provided that such operating rights and interest in production shall revert to each Non-Participating Party as of 7:00 a.m. on the day when the Participating Parties have received out of the proceeds of the production from such Operations an amount equal to the sum of the following:

          a) Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, completing, recompleting, deepening, sidetracking, reworking or plugging back the well, as the case may be, and equipping it through the wellhead connection; plus

          b) Four hundred percent (400%) of the Non-Participating Party's Share of the cost of any Facilities necessary to carry out the operations; plus

          c)   Four  hundred  percent  (400%) of the  Non-Participating  Party's
               Share of the cost of any Non-Consent Platform which must be installed to carry out the operations; plus

          d) Two hundred percent (200%) of the Non-Participating Party's Share of the cost of using any Platform already installed; plus

          e) Two hundred percent (200%) of the Non-Participating Party's share of the cost of pipelines utilized to transport production from the Lease; plus

          f) Non-Participating Party's Share of operating expenses, royalties, and gathering, windfall profit, severance, production, and other taxes imposed on production, other than income and ad valorem taxes. Recoupment of costs shall be in the order listed above. Upon the recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

     12.3 Recoupment and Salvage. If a Non-Consent Well results in a dry hole or ceases to produce in paying quantities before the Participating Parties recoup the amount to which they are entitled, and provided a proposal to deepen the Non-Consent Well is not made in accordance with Section 12.4, the well shall be abandoned and plugged at the sole risk and expense of the Participating Parties. Any sum realized from salvage in excess of the amounts to be recouped from the well shall be credited to all Parties.

     12.4 Deepening or Sidetracking of Non-Consent Wells. If after a Non-Consent Well has been drilled as proposed, and any Participating Party proposes to deepen or Sidetrack a Non-Consent Well, except for a Non-Consent Well drilled under Section 12.8 or the first Exploratory Well as contemplated in the
Participation Agreement, then an original Non-Participating Party may participate in the proposed deepening or Sidetracking operation by notifying the Operator within thirty (30) days (48 hours inclusive of Saturdays, Sundays, and legal holidays if a rig is on location and standby charges are accumulating) after receiving the proposal that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties an amount equal to such Non-Participating Party's share of the actual costs incurred in the drilling and casing of such well to the point at which such deepening or Sidetracking operation is commenced. The Participating Parties shall continue to be entitled to recoup the full sum provided for in Section 10.3.1 or Section 12.2 applicable to the non-consent portion of the well, less the amount paid under this Section. Provided, however, in the event the payment specified in this Section 12.4 would then cause the amount of money recouped by the Participating Parties to exceed the full sum provided for in Section 10.3.1 or Section 12.2, whichever is applicable, then such payment shall be reduced by an amount so that such full sum shall not then be exceeded.

     12.5 Operations from Non-Consent Platforms. A Party which did not originally participate in a Platform shall be a Non-Participating Party as to all operations from such Platform and shall be subject to the provisions of
Section 12.2 above. Reversion shall occur only after the original Participating Parties have recouped the sum set forth in said Section 12.2 for the Platform and the Non-Consent Operations thereon; provided, however, that such Non-Participating Party shall have the right at any time to pay to the Participating Parties in such Platform an amount, in cash, equal to said Non-Participating Party's share of the unrecovered balance of the recoupment account attributable to such Platform under Section 12.2 and thereby become a Participating Party with regard to such Platform and subsequent operations therefrom.

     12.6 Discovery or Extension from Mobile Drilling Operations. If a Non-Consent Well (other than a subsequent Exploratory Well) drilled from a mobile drilling rig or floating drilling vessel results in the discovery or extension of a productive formation with a Producible Well, and if within one year from the date the drilling equipment is released from such well, a Platform or other fixed structure is ordered which will serve the discovered or extended productive formations, the recoupment of amounts applicable to such well shall be recovered out of such original Non-Participating Party's share of all production from such non-consent well and one-half of its share of production from all other wells on the Platform or other fixed structure drilled to develop reserves resulting from the discovery or extension of productive formations in said Non-Consent Well in which the Non-Participating Party in such Non-Consent Well has a participating interest.

     12.7 Allocation of Platform Costs to Non-Consent Operations. Non-Consent Operations shall also be subject to the following conditions:

          12.7.1 Charges. If a Non-Consent Well is drilled from a Platform constructed pursuant to this Agreement and is producible or the slot is otherwise rendered unusable, the Participating Parties in such well shall pay to the Operator for credit to the owners of the Platform a charge for the right to use the Platform and its Facilities as follows:

          a) Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform (including, but not by way of limitation, costs of design, materials, fabrication, transportation, installation and other costs associated therewith, plus any repairs and maintenance expense resulting from the drilling of such well not provided in Section 12.7.2), which one Platform slot bears to the total number of utilized slots on the Platform. If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

          b) If the Non-Consent Well production is handled from the Facilities, the Participating parties shall pay a sum equal to that portion of the total cost of such Facilities which one well bears to the total number of wells utilizing the Facilities.

          12.7.2 Operating and Maintenance Charges. The Participating Parties shall pay all costs necessary to connect the Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well. Platform operating and maintenance expenses shall be allocated equally to all wells served, and operating and maintenance expenses for the Facilities shall be allocated equally to all producing wells.

          12.7.3 Payments. Payment of sums pursuant to Section 12.7.1 is not a purchase of any additional interest in the Platform or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

     12.8 Non-Consent Drilling to Maintain Lease. If it becomes necessary to conduct an operation (whether Exploratory or Development) on the Lease in order to maintain the Lease or a portion thereof in full force and effect, then any Party or Parties electing to participate in the operation shall have the right to do so regardless of their number or combined Working Interests and any Non-Participating Party as to such operation shall assign unto the Participating Parties all of its interest in and to such Lease or such affected portion thereof. Any Party so assigning shall be relieved from any future liability or obligation with respect to said well, but such Party shall remain liable for any liabilities or obligations which have arisen (or which arise) out of operations pursuant to this Agreement occurring prior to the effective date of such assignment. If more than one operation should be proposed, either of which would maintain the Lease or such jeopardized portion thereof, an assignment shall not be required from any Party participating in any one of such wells, but as to those wells in which it fails to participate such failure shall be governed by the non-consent provisions of Section 10.3.1 or Section 12.2, whichever may be applicable.

     12.9 Allocation of Costs (Single Completion). For the purpose of allocating costs on any well completed in only one zone in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, completing and equipping such well shall be allocated on the following basis:

          a) Intangible drilling, completion and material costs from the surface to a depth one hundred (100) feet below the base of the completed zone shall be charged to the owners or the Parties participating in that zone.

          b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth of one hundred (100) feet below the base of the completed zone to total depth shall be charged to the owners or the Parties participating in the costs to total depth.

     12.10 Allocation of Costs Between Zones (Multiple Completions). For the purpose of allocating costs on any well completed in dual or multiple zones in which the ownership is not the same for the entire depth or the completion thereof, the costs of drilling, completing and equipping such well shall be allocated on the following basis:

          a) Intangible drilling, completion and material costs other than tubing costs, from the surface to a depth one hundred (100) feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners thereof or to the Parties participating in such zone.

          b) Intangible drilling, completion, casing string and material costs, other than tubing, from a depth of one hundred (100) feet below the base of the upper completed zone to a depth one hundred
               (100) feet below the base of the second completed zone shall be divided equally between the second and any other zone completed below such depth and charged to the owners thereof or to the Parties participating in each such zone. If the well is completed in additional zones, the costs applicable to each such zone shall be determined and charged to the owners thereof in the same manner as prescribed by the dual zones completion.

          c) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred (100) feet below the base of the lower completed zone to total depth shall be charged to the owners or to the Parties participating in the costs to total depth.

          d) Costs of tubing strings serving each separate zone shall be charged to the owners or to the Parties participating in each zone.

          e) For the purposes of allocating tangible and intangible costs between zones that occur at less than one hundred (100) foot intervals, the distance between the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

     12.11 Allocation of Costs Between Zones (Dry Hole). For the purpose of allocating costs on any well determined to be a dry hole, in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, plugging and abandoning such well shall be allocated on the following basis:

          a) Costs to drill, plug and abandon a well proposed for completion in single, dual or multiple zones shall be charged to the Participating Parties in the same manner as if the well were completed as a producing well in all zones as proposed.

          b) Plugging and abandoning of any well following any deepening, completion attempt or other operation shall be at the sole risk and expense of the Participating Parties in such operation, subject however to the provisions of Section 11.5.

     12.12 Intangible Drilling and Completion Allocations. For the purpose of calculations under Sections 12.9, 12.10 and 12.11, intangible drilling and completion costs, including non-controllable material costs, shall be allocated between zones, including the interval from the lowest completed zone to total depth, on a drilling day ratio basis where the factor for each zone is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

                                   ARTICLE 13
                           PLATFORM AND/OR FACILITIES

     13.1 Approval. Any Party may propose the installation of Platform and/or Facilities by notice to the other Parties with information adequate to describe the proposed Platform and/or Facilities and the estimated costs.

Platform and/or Facilities shall require approval of two (2) or more Parties owning sixty-five percent (65%) or more interest in the wells to be served. Provided, however, any Party may install its own Platform and/or Facilities subject to the provisions of Section 22.1 below.

     13.2 Ownership. Platform and/or Facilities constructed shall be owned in proportionate shares or other sharing arrangement as agreed to in writing by the Participating Parties. All cost, risk and expense incurred with respect to the Platform and/or Facilities shall be charged to the Participating Parties.

     13.3 Contracts. Subject to the other provisions hereof, the Operator shall install or construct Platform and/or Facilities which may be required for the operations agreed upon. Operator may enter into contracts with independent contractors for the Platform and/or Facilities and, insofar as is reasonable, shall utilize competitive bidding. A contract will be deemed to be a competitive contract if it (a) was made within one (1) year before the commencement of the Platform and/or Facilities and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent Platform and/or Facilities. Further, Operator may employ its own equipment and personnel for the selection, installation and/or construction of the Facilities, but if so, such work shall be performed by Operator or its Affiliate acting as an independent contractor under a written contract containing terms and conditions and at rates which are customary and prevailing in competitive contracts of independent contractors who are doing work of a similar nature and who have as a primary source of business the construction of Facilities and pursuant to a written agreement among the Participating Parties.

                                   ARTICLE 14
                             ABANDONMENT AND SALVAGE

     14.1 Platform Salvage and Removal Costs. When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties. The costs, risks and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their Participating Interests. Any Party owning an interest in the Platform will have the right to match the purchase price resulting in disposal of the Platform and take over the salvage and removal costs at its own risk and expense.

     14.2 Abandonment of Producible Well. Any Party may propose the permanent plugging and abandonment of a well by notifying the other Participating Parties. No well shall be permanently plugged and abandoned without the written consent of the Participating Parties. The Participating Parties not consenting to the plugging and abandonment shall pay to each Participating Party desiring to plug and abandon its share of the estimated value of the well's salvageable material and equipment as determined pursuant to Exhibit "C". less the estimated costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.

     14.3 Assignment of Interest. Each Participating Party desiring to plug and abandon a well pursuant to Section 14.2 shall assign, effective as of the date on which the last applicable election must be made, to the non-abandoning Participating Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well. Any Party so assigning shall be relieved from any future liability or obligation with respect to said well, but such Party shall remain liable for any liabilities or obligations which have arisen (or which arise) out of operations occurring prior to the effective date of such assignment.

     14.4 Abandonment Operations Required by Governmental Authority. Any well abandonment or Platform removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

     14.5 Operator Purchase of Salvage Materials. Operator shall have the preferred right and option to purchase all materials not needed for further operations and which have been removed from the Lease at the expense of the Parties so long as the price paid is equal to or greater than the highest price that could have been otherwise obtained. Such option shall be exercised within sixty (60) days after such removal or, as the case may be, after final determination that such Platform or Facilities will not be used in further operations on the Lease. Said materials shall be paid for on the basis of the value thereof as determined in accordance with the provisions of Exhibit "C". Prefabricated material shall be valued on the basis of cost including, but not limited to, cost of fabrication.

     14.6 Non-Operator Purchase of Salvage Materials. Should Operator fail to exercise the purchase option described in Section 14.5 above, such materials may be purchased by a Non-Operator on the same basis as provided in such Section. If more than one Non-Operator desires to exercise the purchase option, the matter shall be decided among them by mutual consent. If neither Operator nor Non-Operators desire to purchase said materials, the materials shall be disposed of in accordance with the provisions of Exhibit "C".

                                   ARTICLE 15
                                   WITHDRAWAL

     15.1 Withdrawal. A Party may withdraw from this Agreement as to a Lease by assigning, to the other Parties who do not desire to withdraw, all its interest in such Lease and the wells, Platforms and Facilities used in operations on such Lease; provided that such assignment shall not relieve such Party from any obligation or liability which has arisen (or which arises) out of operations occurring prior to the first day of the month following the receipt of the assignment by Operator. The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests. The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities the estimated salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, and clearing the site, as determined by the Parties. In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency. Within sixty (60) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment by Operator, plus any deficiency in salvage value. Providing all such expenses, including any deficiency hereunder, due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective as of the first day of the month following its receipt by Operator, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to such Lease, except those obligations and liabilities which have arisen (or which arise) out of operations occurring prior to such effective date.

     15.2 Limitations on Withdrawal. No party shall be relieved of its obligations hereunder during a blowout, a fire or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency, including, but not limited to, the drilling of relief wells, containment and cleanup of oil spill and pollution, and all costs of Platform debris removal made necessary by the emergency.

                                   ARTICLE 16
                      RENTALS, ROYALTIES AND OTHER PAYMENTS

     16.1 Creation of Overriding Royalty. If any Party has heretofore created or hereafter creates any overriding royalty interest, production payment, or other similar burden payable out of production, except Lessor's royalty,  which  is not  jointly  borne  such  Party  shall  pay  and  bear  all liabilities  and  obligations  related  thereto  and  shall  indemnify  and hold harmless all other Parties from and against all claims and/or demands for payment asserted by the owners of such burdens or encumbrances. If any other Party becomes entitled to an assignment of such Party's Working Interest under the provisions of this Agreement or, as a result of Non-Consent Operations, becomes entitled to receive the Working Interest belonging to a Non-Participating Party in such operations, the Party entitled to receive the assignment from the Working Interest of such Non-Participating Party shall receive same free and clear of such burdens, except Lessor's royalty, and the Non-Participating Party creating such burdens which are not jointly borne shall indemnify, defend and hold the Participating Parties harmless from and against all claims and/or demands by the owners of such burdens. All burdens which are jointly borne are set forth in Exhibit "A".

     16.2 Payment of Rentals and Minimum Royalties. Operator shall pay in a timely manner all rentals, minimum royalties, or similar payments accruing under the terms of the Lease and submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for the loss of the Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not paid or is erroneously paid, unless such error results from gross negligence or willful misconduct.

     16.3 Non-Participation in Payments. Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties, in writing, at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties. In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in the Lease as would be maintained by such payment. Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. Such assignment shall be free and clear of any overriding royalties, production payment or other similar burdens on production which is not jointly borne. Thereafter, the Lease or portion thereof involved shall no longer be subject to this agreement. The Parties then owning the Lease, or portion thereof, agree to operate said Lease, or portion thereof, under a separate agreement in the same form as this agreement.

     16.4 Royalty Payments. Each Party shall properly pay or cause to be paid all royalty and other amounts payable out of its share of production. During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's share of production, the Participating Parties shall bear the Lease royalty and other jointly borne burdens on such production.

                                   ARTICLE 17
                                      TAXES

     17.1 Property Taxes. Operator shall render property covered by this agreement as may be subject to ad valorem taxation, and shall pay such property taxes for the benefit of each Party. Operator shall charge each Party its share of such tax payments.

     17.2 Contest of Property Tax Valuation. Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest, In either event, Operator shall charge each Party its share.

     17.3 Production and Severance Taxes. Each Party shall pay, or cause to be paid, all production and severance taxes due on any production which it receives pursuant to the terms of this Agreement.

     17.4 Other Taxes and Assessments. Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its proportionate share.

                                   ARTICLE 18
                                   INSURANCE

     18.1 Insurance. Each Party shall comply with the provisions of Exhibit "B".

                                   ARTICLE 19
                         LIABILITY, CLAIMS, AND LAWSUITS

     19.1 Individual Obligations. The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries or to have established a confidential relationship, except as specifically provided in Sections 7.3 and
7.4. Each Party shall hold all the other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

     19.2 Notice of Claim or Lawsuit. If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, or receives notice of a material hearing related to operations on the Lease, such Party shall give prompt written notice to the other Parties.

     19.3 Settlements. Operator may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed Twenty Thousand and no/100 Dollars ($20,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit.

     19.4 Legal Expense.  Legal  expenses  shall be handled  pursuant to Exhibit
"C".

     19.5 Liability for Losses, Damages, Injury or Death. To the extent allowed by law, liability for losses, property damages, injury, or death arising from operations under this Agreement and to the extent such liability exceeds the insurance carried by Operator under Section 18.1 shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of a Party, in which case such Party shall be liable. In no event shall any Party be liable to any other Party for exemplary damages or consequential damages, including without limitation, business interruption, reservoir damage, lost production, or lost profits.

     19.6 Indemnification. To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities, and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

                                   ARTICLE 20
                           INTERNAL REVENUE PROVISIONS

     20.1 Election of Partnership Provisions. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that this Agreement and the operations hereunder shall not constitute a partnership, if for Federal Income Tax purposes this Agreement and the operations hereunder are regarded as a partnership, then for Federal Income Tax purposes each Party elects to be excluded from the application of all the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986 as amended, as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder; Operator is hereby authorized and directed to execute on behalf of each Party such evidence of this election as may be required by the Federal Internal Revenue Service including specifically, but not by way of limitation, all of the returns, statements, and data required by Federal Regulation 1.761.1. Should there be any requirement that each Party further evidence this election, each Party agrees to execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service. Each Party further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the

United States of America or any state in which the area covered by the Lease is located contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 as amended, under which an election similar to that provided by Section 761 of said Subchapter K is permitted, each Party makes such election or agrees to make such election as may be permitted by such laws. In making this election, each Party states that the income derived by it from the operations under this Agreement can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE 21
                                 CONTRIBUTIONS

     21.1 Notice of Contributions Other Than Advances for Sale of Production. Each Party shall promptly notify the other Parties of all contributions that it may obtain, or is attempting to obtain, concerning the drilling of any well on the Lease. Payments received as consideration for entering into a contract for sale of production from the Lease, loans and other financing arrangements shall not be considered contributions for the purpose of this Article. No Party shall release information in return for a contribution from an outside party toward the drilling of a well without the prior written consent of all the Parties hereto.

     21.2 Cash Contributions. In the event a Party receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interest in such well. If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in
Section 10.3.1 or Section 12.2.

     21.3 Acreage Contributions. In the event a Party receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each Participating Party who accepts in proportion to its Participating Interest in the well and said acreage shall become subject to the terms and conditions of this Agreement. If such well is a Non-Consent Well, there shall be no deduction from the costs to be recouped by the Participating Parties under Section 10.3.1 or Section 12.2., whichever is applicable, because of such acreage contribution.

                                   ARTICLE 22
                           DISPOSITION OF PRODUCTION

     22.1 Facilities to Take in Kind. Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not interfere with continuing operations on the Lease.

     22.2 Duty to Take in Kind. Each Party shall take in kind or separately dispose of its share of the oil and gas produced and saved from the Lease.

     22.3 Failure to Take in Kind. If any Party fails to take in kind or dispose of its share of the oil, condensate, or casinghead gas, Operator may, at any time and from time to time, either (a) purchase oil, condensate, or casinghead gas at Operator's posted price, or in the absence of a posted price, at the price prevailing in the area for oil, condensate, or casinghead gas of the same kind, gravity, quantity, and quality; or (b) sell such oil, condensate, or casinghead gas to others at the best price obtainable by Operator, subject to revocation at will by the non-taking Party upon thirty (30) days advance written notice. All contracts of sale by Operator of any Party's share of oil, condensate, or casinghead gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Notwithstanding the foregoing, Operator shall not make a sale of any Party's share of gas production without giving such Party at least fifteen
(15) days' prior written notice of the intended sale. Proceeds of all sales made by Operator pursuant to this Article shall be paid to the Parties entitled thereto.

     22.4 Expenses of Delivery in Kind. Any cost incurred by Operator in making delivery of any Party's share of oil, condensate, and casinghead gas, or disposing of same pursuant to Section 22.3, shall be borne by such Party.

     22.5 Gas Balancing Agreement. Notwithstanding Section 22.3, the Parties agree that gas balancing shall be handled in accordance with Exhibit "E".

                                   ARTICLE 23
                                 APPLICABLE LAW

     23.1 Applicable Law. This Agreement shall be interpreted according to the laws of the State of Louisiana.

                                   ARTICLE 24
                    LAWS, REGULATIONS AND NON-DISCRIMINATION

     24.1 Laws and Regulations. This Agreement and operations hereunder are subject to all applicable laws, rules, regulations, and orders, and any provisions of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed modified accordingly.

     24.2 Non-Discrimination. In the performance of work under this Agreement, the Parties agree to comply, and Operator shall require each independent contractor to comply with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202(1) to (7), inclusive, of Executive Order No. 11246, as amended.

                                   ARTICLE 25
                                 FORCE MAJEURE

     25.1 Force Majeure. All obligations imposed by this Agreement on each Party, except for the payment of money, shall be suspended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, hurricane, lightening or other act of nature, war, civil disturbance, explosion or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials (including pipe); or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed promptly after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute. The affected Party shall use reasonable diligence to remove the force majeure as quickly as possible.

     25.2 Notice. Whenever a Party's obligations are suspended under Section 25.1, such Party shall immediately notify the other Parties, in writing, and give full particulars of the reason for such suspension, including the estimated duration. No Party shall be entitled to suspension due to a force majeure event unless and until such notice is provided as described in this Section 25,2.

                                   ARTICLE 26
      SUCCESSORS AND ASSIGNS, PREFERENTIAL RIGHT TO PURCHASE AND TRANSFERS

     26.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, representatives, and assigns and shall constitute a covenant running with the Lease. Each Party shall incorporate in any assignment of an interest in the Lease a provision that such assignment is subject to this Agreement.

     26.2 Preferential Right to Purchase. If any Party hereto (hereinafter called "transferor") desires to sell, farmout or otherwise dispose of its interest in the Lease in whole or in part to a bonafide transferee, it shall promptly give written notice to all the other Parties hereto giving complete information relative to the proposed transfer, including the price or value fixed for this Lease and the name and address of the prospective transferee, which must be ready, willing and able to purchase the interest at the proposed sales price, or accept such farmout or other disposition. If said purchase is part of an acquisition involving other property such notice shall include all details as to the production, reserves, computations, assumptions and other factors used by transferee in arriving at such price or value (including if any exchange of properties is involved, such information as to the properties proposed to be exchanged for this Lease). Each recipient of said notice shall have the preferential right and option for a period of fifteen (15) days after receipt of said notice to exercise or waive its right and option to participate in the purchase, farmout or other disposition pursuant to the terms and provisions stipulated in said notice. If two (2) or more Parties exercise said right and option, they shall share the interest in the proportion their respective interests hereunder bear to the aggregate interests of such Parties. Failure to reply or waiver of said right and option shall afford transferor the right, if exercised within one hundred twenty (120) days thereafter, to effect the sale, farmout or other disposition to the prospective transferee pursuant to the stipulations in said notice. A transfer of interest hereunder shall not become effective as to the Parties until the first day of the month following delivery to Operator of an original (or copies thereof) instrument of transfer approved by the proper governmental authority and conforming to the requirements of this Article. No such transfer shall relieve the transferring Party of any obligations or liabilities accrued hereunder prior to such effective date. This Section 26.2 shall not apply when a Party wishes to mortgage its interest or to dispose of its interest by merger, reorganization, consolidation, assignment of production payment, sale of all or substantially all of its assets, in the Gulf of Mexico or sale or transfer of its interest to an affiliate.

     26.3 Transfer of Interest. No sale or transfer of interest shall be made unless 1) the transfer is expressly made subject to this Agreement; 2) the transferee is financially responsible and agrees in writing to assume all obligations hereunder as to the interest assigned; 3) a written notice, which shall include the name of the transferee and a description of the interest to be transferred, is given to the other Parties hereto; 4) the transferee is financially capable of assuming the obligations hereunder and prior to such transfer, the transferor furnishes the Parties with proof that the transferee is currently qualified by the Minerals Management Service ("MMS") to own OCS leases and that the transferee has on file with the MMS the appropriate Lessee and/or Operator bonds that, when combined, equal or exceed $500,000; and 5) notice has been given pursuant to the requirements of Section 26.2 and the other parties hereto do not elect to purchase all of the interest in the Lease which the disposing Party proposes to transfer. A transfer of interest hereunder shall not become effective as to the Parties until the first day of the month following delivery to Operator of an original (or copies thereof) instrument of transfer approved by the proper governmental authority and conforming to the requirements of Section 26.2 and Section 26.3. No such sale or transfer shall relieve the transferring Party of any obligations or liabilities which have arisen (or which arise) out of operations occurring prior to such effective date.

     26.4 Assignments. Any assignment, vesting, or relinquishment of interest between the Parties shall be without warranty of title express or implied, except for the claims arising from Assignor's own actions, or the claims of those holding by, through, or under Assignor, but not otherwise.

                                   ARTICLE 27
                                      TERM

     27.1 Term. This Agreement shall remain in effect from the effective date and for so long as the Lease shall remain in effect as to any acreage covered thereby, whether by production or otherwise, and thereafter until:

          (a)  all wells have been plugged and abandoned;

          (b) all property and equipment on and for the Lease area belonging to the Parties are disposed of by the Operator and all claims or lawsuits have been settled or otherwise disposed of; and,

          (c) a final accounting and settlement has been made under this Agreement (including settlement of any gas imbalances pursuant to Exhibit "E").

     The Operator shall have a reasonable period of time after the occurrence of an event of termination in which to conclude the administration of joint operations and to make a distribution of assets. During this period of time, the Operator shall continue to have and shall exercise all powers granted and meet all duties imposed by this Agreement until all provisions of this Agreement are fully executed. Termination of this Agreement shall not relieve a Party of liabilities or obligations accrued or incurred prior to such termination.

                                   ARTICLE 28

                                    EXECUTION

     28.1 Counterpart Execution. This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

WITNESSES:                              OPERATOR:
                                        Millennium Offshore Group, Inc.


/s/ Illegible
-------------------------------------


/s/ Illegible                           By: /s/ Illegible
-------------------------------------       ------------------------------------
                                        Its: Senior Vice President


WITNESSES:                              NON-OPERATOR:
                                        Ridgewood Energy Corporation


-------------------------------------

                                        By:
-------------------------------------       ------------------------------------
                                        Its:
                                             -----------------------------------


WITNESSES:                              NON-OPERATOR:
                                        Anadarko Petroleum Corporation


/s/ Illegible
-------------------------------------


/s/ Illegible                           By: /s/ Richard C. Pratt
-------------------------------------       ------------------------------------
                                            Richard C. Pratt
                                        Its: Manager, GOM Operations &
                                             Development

STATE OF TEXAS

COUNTY OF HARRIS

     On this 3rd day of March, 2004, before me, appeared, D. Kent Singleton to me personally known, who, being by me duly sworn, did say that he is the Sr. V.P. of Millenium Offshore Group, Inc., a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        /s/ JERRY D. NIEKAMP
                                        ----------------------------------------
                                        Notary Public, State of Texas

                                        My Commission Expires: _________________

            [SEAL]

       JERRY D. NIEKAMP
NOTARY PUBLIC, STATE OF TEXAS
    MY COMMISSION EXPIRES
        FEB. 20, 2005

STATE OF NEW JERSEY

COUNTY OF BERGEN

On  this   _______  day  of   _______________,   2004,   before  me,   appeared,
______________________________ to me personally known, who, being by me duly sworn, did say that he is the ________________ of Ridgewood Energy Corporation, a _____________ corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        New Jersey

                                        My Commission expires: _________________

STATE OF TEXAS

COUNTY OF MONTGOMERY

On this 4th day of March, 2004, before me, appeared, Richard C. Pratt to me personally known, who, being by me duly sworn, did say that he is the Manager, GOM Operations & Development of Anadarko Petroleum Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        /s/ DEBORAH J. PURSELL
                                        ----------------------------------------
                                        Notary Public, State of Texas

                                        My Commission Expires: _________________

                                                    [SEAL]

                                              DEBORAH J. PURSELL
                                         Notary Public, State of Texas
                                        My Commission Expires 11-09-06

                                   EXHIBIT "A"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18, 2004, by and between
       Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy
        Corporation and Anadarko Petroleum Corporation, as Non-Operators.

I.   CONTRACT  AREA:  The lands and  waterbottoms  within the East Cameron Block
     299.

II   RESTRICTIONS AS TO DEPTH, FORMATIONS or STRUCTURE: See IV. below.

III. PARTIES & INTERESTS:

                           Operating Rights Ownership

Ridgewood Energy Corporation       28.33333%
Anadarko Petroleum Corporation     25.00000%
Millennium Offshore Group, Inc.    46.66667%
                                  ---------
                                  100.00000%

IV. OIL, GAS & MINERAL LEASES SUBJECT TO THIS AGREEMENT: That certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company, et al, as Lessee, effective as of July 1, 1983, identified in the office of The MMS, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 05391, describing Block 299, East Cameron Area, South Addition, as shown on OCS official Leasing Map, Louisiana Map No. 2A, covering 5,000.0 acres, more or less, SAVE AND EXCEPT THEREFROM (a) all operating rights between the stratigraphic equivalent of the top of the Lentic 1 Sand as identified at 10,865 feet True Vertical Depth on the Induction-SFL Electric Log for the Transco Exploration Company OCS-G 05346 Well No. B-5, (formerly the OCS-G 05346 Well No. 5), having API # 17 702 4086900, and the stratigraphic equivalent of the base of Lentic 4 Sand as identified at 16,085 feet Measured Depth in Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600; (b) all currently existing wellbores, structures and facilities located on the Block; and (c) all rights, wellbores and production within (i) the existing unit areas defined under the CoDevelopment Agreement dated August 26, 1985, covering portions of West Cameron 557, East Cameron 299 and East Cameron 316, and
     (ii) the Voluntary Pooling and Unitization Agreement dated September 16, 1985, covering portions of West Cameron 556 and East Cameron 299, as same have been amended.

     The mortgage, pledge and security rights created in the Operating Agreement do not apply to the Parties' interest and rights in the existing platform and production facilities on the Lease as of the effective date of the Operating Agreement. Subsequent to the effective date of the Operating Agreement, such mortgage, pledge and security rights shall apply to the Parties' interests and rights in such existing platform and production facilities only to the extent such interest and rights arise out of the Operating Agreement.

V. ADDRESSES OF THE PARTIES FOR NOTICES: For the purposes hereof, notices may be delivered by the U.S. Mail service, overnight delivery service and/or telecopier as provided below:

     OPERATOR:
     Millennium Offshore Group, Inc.
     5300 Memorial, Ste. 1070
     Houston, Texas 77007
     Attn: Mr. Kent Singleton
     Telephone: (713) 652-0137
     Fax: (713)652-0482

     NON-OPERATORS:
     Ridgewood Energy Corporation   Anadarko Petroleum Corporation
     947 Linwood Avenue             1201 Lake Robbins Drive
     Ridgewood, New Jersey 07450    The Woodlands, Texas 77380
     Attn: Mr. Robert Swanson       Attn: Mr. Richard Stites
     Telephone: (201) 447-9000      Telephone: (832) 636-3839
     Fax: (201)447-0474             Fax: (832)636-8297

VI.  JOINTLY OWNED BURDENS ON PRODUCTION:

     A 2.00000% of 6/6ths overriding royalty in favor of Japex (U.S.) Corp. and a 0.80000% of 6/6ths overriding royalty in favor of Casey Jones, an individual, and 16.66667% royalty in favor of the United States of America, as Lessor.

                                   EXHIBIT "B"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18, 2004, by and between
       Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy
        Corporation and Anadarko Petroleum Corporation, as Non-Operators.

                                    INSURANCE

Operator, for the benefit of the Joint Account, shall carry, pay for and maintain throughout the term of this Offshore Operating Agreement policies of insurance, providing the following coverages relative to Operator's activities hereunder and shall charge the Joint Account for such coverages.

(a) Workmen's Compensation Insurance with statutory limits in accordance with all applicable state, federal and maritime laws, and Employer's Liability Insurance of $1,000,000 per accident/occurrence, including but not limited to an "Alternate Employer" or "Borrowed Servant" endorsement in favor of Company Indemnitees or Contractor Indemnitees, whichever is applicable. If the operations are over water or where the laws hereinafter mentioned apply, the Party shall carry the following additional insurance as applicable: U.S. Longshoremen's and Harbor Worker's Compensation Act Liability (including the Outer Continental Shelf Lands Act) for statutory limits, and Maritime Employer's Liability of $1,000,000 per accident/occurrence (including but not limited to coverage for Jones Act, General Maritime Laws and Death on the High Seas Act; Transportation,
     Wages, Maintenance and Cure; Voluntary Compensation; Alternate Employer/Borrowed Servant endorsement in favor of Company Indemnitees or Contractor Indemnitees, whichever is applicable; and "In rem" endorsement).

(b) General Public Liability and Property Damage Insurance endorsed to include offshore operations, covering operations conducted hereunder by Operator for the Parties with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage. It is understood that Operator will not provide pollution coverage.

(c) Automobile Public Liability and Property Damage Insurance covering operations conducted hereunder by Operator for the Participating Interest Account with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

(d) Aviation Liability Insurance with a limit of $10,000,000 each occurrence to provide coverage on non-owned aircraft.

(e) Charterer's Legal Liability Insurance provided with a limit of $1,000,000 any one claim to provide coverage arising out of the use of any chartered barges or vessels.

(f)  Excess  General  Public  Liability   Insurance  with  a  minimum  limit  of
     $50,000,000 to include coverage for pollution liability.

(g) Energy Exploration and Development Insurance / Operator's Extra Expense Insurance which shall cover well control, redrilling, pollution and contamination with a minimum limit of $50,000,000 in the aggregate for one well.

Operator shall provide the other Parties with a certificate of insurance evidencing the coverages set forth above. Said certificate of insurance shall specifically provide that the insurer shall waive all rights of subrogation against the other Parties to the extent of the liabilities assumed hereunder by such Party.

Anadarko Petroleum Corporation, and its affiliates, shall be allowed to self-insure the above ((b) through (g)) insurance covers. With regard to the other Party(ies), unless a Party provides Operator evidence of coverages indicated above, such Party shall bear its share of the cost of such coverage.

Operator shall use every reasonable effort to have its contractors and subcontractors comply with applicable Workers Compensation laws and to carry such insurance in such amounts as Operator deems necessary.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

                                                                 [LOGO OF COPAS]

                                   EXHIBIT "C"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18,2004, by and between
 Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation
             and Anadarko Petroleum Corporation, as Non-Operators.

                              ACCOUNTING PROCEDURE
                           OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   Definitions:

"Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties of this Agreement other than the Operator. "Parties" shall mean Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies,

"Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

"Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.   Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank, New York City, New York______on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts,

4.   Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

          (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

          (3)  Salaries of First Level Supervisors in the field.

          (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

          (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.   Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.   Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

     Transportation of employees and Material necessary for the Joins Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties, No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

6.   Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.   Equipment and Facilities Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/ or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed percent (%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.   Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.   Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.  Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.  Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.  Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this
Section II.

13.  Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.  Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.  Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

                                 III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

     ( ) shall be covered by the overhead rates.

     (X) shall not be covered by the overhead rates.

ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

     (X) shall be covered by the overhead rates.

     ( ) shall not be covered by the overhead rates.

1.   Overhead - Drilling and Producing Operations

     As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

     (X) Fixed Rate Basis, Paragraph 1A, or

     ( ) Percentage Basis, Paragraph 1B

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month: Drilling Well Rate $ 34.000.00 (Prorated for less than a full month) Producing Well Rate $ 3,400.00

          (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

               (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminates on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

               (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

          (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

               (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

               (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of production workers for the oil and gas extraction industry, or its nearest equivalent successor index for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

     B.   Overhead - Percentage Basis

          (1)  Operator shall charge-the Joint Account at the following rates:

               (a)  Development

                    _________________  Percent (__%) of cost of  Development  of
                    the  Joint  Property   exclusive  of  costs  provided  under
                    Paragraph 9 of Section II and all salvage credits.

               (b)  Operating

                    _________________ Percent (__%) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

          (2)  Application of Overhead - Percentage Basis shall be as follows:

               For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, or deepening of any or all wells, and shall also include any remedial operations requiring a period of five (5) consecutive work days or more on any or all wells; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.   Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $ 250.000.00.

     A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1) 5% of total costs if such costs are more than $10.000.00 but less than $100,000; plus

          (2) 3% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  1% of total costs in excess of $1,000,000.

          Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

     B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1) 3% of total costs if such costs are more than $l0,000,00 but less than $100,000; plus

          (2) 2% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  1% of total costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded. On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.   Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     (1)  3% of total costs through $100,000; plus

     (2)  2% of total costs in excess of $100,000 but less than $1,000,000; plus

     (3)  1% of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   Amendment of Rates

The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

  IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint
Property.  Operator  shall  provide all Material for use on the Joint  Property;
however,   at  Operator's   option,   such  Material  may  be  supplied  by  the
Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular Goods Other than Line Pipe

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

               (a) Tubular goods, sized 2-3/8 inches OD and larger except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest th; Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 23/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A. (1) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1)  Material moved to the Joint Property

               At seventy-five percent (75%)of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property

               (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3)  Material not used on and moved from the Joint Property

               At seventy-five percent (75%) of current new price as determined by Paragraph A. The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material

          (1)  Condition C

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material. E. Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 CENTS per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph l.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the rights by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account

                                   EXHIBIT "D"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18, 2004, by and between
       Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy
        Corporation and Anadarko Petroleum Corporation, as Non-Operators.

EQUAL EMPLOYMENT OPPORTUNITY

While performing under this Agreement, Operator agrees to the following additional terms and conditions to the extent they may be applicable to the work to be performed under such Farmout Agreement in accordance with the provisions of the following described Executive Orders:

A. E. 0. 11246, as amended by E. 0. 11375 (Race, Color, Religion, Sex and National Origin):

     1. If the contract is in excess of $10,000, Operator agrees to comply with the provisions of Section 202 of such Order (the "Equal Opportunity Clause"), which Clause is incorporated herein by reference pursuant to the regulations promulgated under such Order [41 C.F.R. Sec. 60-1.4(d)].

     2. If the contract is in excess of $10,000, the certifies that it does not maintain or provide nor will it maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit nor will it permit its employees to perform their services at any location, under its control, where segregated facilities are maintained.* OPERATOR agrees that a breach of this certification is a violation of the Equal Opportunity Clause of Executive Order 11246. Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the prescribed notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).**

     3. If the contract is in excess of $50,000 and Operator has more than 50 employees, Operator agrees (a) to file annually, on or before March 31 of each year, (or within 30 days after the award of such contract if not filed within 12 months preceding the date of the award), complete and accurate reports on Standard Form 100 (EEO-1) with the appropriate governmental agency, in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.7), and (b) to develop a written affirmative action compliance program for each of its establishments in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.40).

* As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color or national origin because of habit, local custom or otherwise.

** The form of the prescribed notice is as follows: NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certificate of Nonsegregated Facilities as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

B.   E. O. 11701 (Employment of Veterans)

          If the contract is in excess of $10,000, Operator agrees to comply with the affirmative action clause and regulations promulgated under such Order (41 C.F.R. Part 60-250) which clause is incorporated herein by reference pursuant to Section 60-250.22 of such regulations.

C.   E. 0. 11625 (Minority Business Enterprises)

     1. If the contract is in excess of $10,000, Operator agrees to use its best efforts to provide minority business enterprises with the maximum practicable opportunity to participate in the performance of such contract to the fullest extent consistent with the efficient performance thereof [41 C.F.R. Sec. l-1.1310-2(a)].

     2. If the contract is in excess of $500,000, Operator agrees to comply with the Minority Business Enterprises Subcontracting Program Clause promulgated under such Order [41 C.F.R. Sec. l-1.1310-2(b)], which clause is incorporated herein by reference.

D.   E. 0. 11758 (Employment of Handicapped Persons)

          If the contract is in excess of $2,500, Operator agrees to comply with the affirmative action clause and the regulations promulgated under such Order (41 C.F.R. Part 60-741), which clause is incorporated herein by reference pursuant to Section 60-741.22 of such regulations.

                                   EXHIBIT "E"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18, 2004, by and between
 Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation
             and Anadarko Petroleum Corporation, as Non-Operators.

                       GAS BALANCING AND STORAGE AGREEMENT

          The Parties hereto own and are entitled to share in the oil and gas production from the Lease in accordance with their respective interests as set forth in the Operating Agreement, dated February 6, 2004, by and between the signatories hereof ("Party or Parties"). Each Party has made or will make arrangements to sell or utilize its share of the gas production however, it is recognized that one or more of the Parties may be unable from time to time to take in kind or otherwise dispose of its interest in the gas production. In order to permit each party to produce and dispose of its interest in the gas production with as much flexibility as possible, the Parties hereto agree as follows:

     1. From and after the date of initial delivery of gas from the Lease, during any period when a Party is taking less than its full share of the gas production, any other Party may produce from the Lease and take or deliver to a purchaser, each month, all or a part of that portion of the allowable gas production which is not produced by a Party taking less than its full share. The Parties hereto shall share in and own the liquid hydrocarbons recovered from such gas in accordance with their respective interests in the Lease as set forth in said Operating Agreement, whether or not such Parties are taking their full share of gas.

     2. On a cumulative basis, a Party taking less than its full share of the gas produced shall be credited with gas in storage equal to its full share of the total gas produced, less such Party's share of the gas used in operations on the Lease or vented or lost, and less that portion of the gas such Party took or delivered to its purchaser. Operator will maintain an account of the gas balance between the Parties hereto and will furnish each Party monthly statements showing the total quantity of gas produced, the portion thereof used in operations on the Lease, vented or lost, the total quantity of gas taken by each Party, and the monthly and cumulative over-and-under delivery of each Party, within sixty (60) days of the end of each month of production.

     3. After written notice to the Operator, a Party may begin taking its full share of the gas produced (less such Party's share of the gas used in operations on the Lease, vented or lost). To allow the recovery of gas in storage and to balance the gas account of the Parties, a Party with gas in storage shall be entitled to take its current share of the gas produced (less such Party's share of the gas used in operations on the Lease, vented or lost), plus a share of gas not to exceed its gas in storage determined by multiplying (i) fifty percent (50%) by (ii) the interest of the Party or Parties having taken more than their share of cumulative gas production from the Lease by (iii) a fraction, the numerator of which is the interest in the Lease of such Party with gas in storage and the denominator of which is the total percentage interest in the Lease of all Parties currently recovering gas in storage. Makeup volumes of gas produced shall be applied against the gas balance account of the Parties on a first-in-first-out basis. It is specifically agreed that no underproduced Party will be allowed to take make-up gas during the months of November, December, January or February ("The Winter Period"). However, gas make-up will be allowed during The Winter Period if the underproduced Party has taken at least eighty percent (80%) of the make-up gas to which it is entitled during the six (6) consecutive months immediately prior to The Winter Period.

     4. Upon written notice to Operator, any Party may deliver to its purchaser its full share of the allowable gas production to meet the deliverability tests required by its purchaser; provided that such tests shall not exceed seventy-two (72) hours duration.

     5. Each Party shall pay all production or severance taxes, excise taxes, royalties, overriding royalties, production payments and other such payments for which it is obligated by law or by lease or by contract (including other provisions of said Operating Agreement), and nothing in these gas balancing provisions shall be construed as affecting such obligations. Each Party hereto shall indemnify and hold harmless the other Parties hereto against all claims, losses or liabilities arising out of its failure to fulfill such obligations.

     6. Should production of gas from the Lease be permanently discontinued before the gas account is balanced or if sufficient reserves do not exist to physically balance the gas account of the Parties or if no gas is produced from the Lease for six (6) months, a cash settlement (without interest) will be made between the underproduced and overproduced Parties. Such settlement shall be coordinated by Operator. Underproduced and overproduced Parties are those Parties who have received credit for a lesser and a greater quantity, respectively, than their share of the cumulative unit gas production (less such Party's share of the gas used in operations on the Lease, vented or lost) at such time as production is permanently discontinued or at such time as it is determined that sufficient reserves do not exist to physically balance the gas account of the Parties. In making such settlement, the underproduced Party or Parties will be paid a sum of money by the overproduced Party or Parties attributable to the overproduction which said overproduced Party or Parties received, at actual price received, subject to the further provisions of this Paragraph 6, received by the overproduced Party or Parties at the time and from time to time when the overproduced Party or Parties delivered and sold that portion of gas production from the Lease that was attributable to the interest of the underproduced Party or Parties, minus payments made by the overproduced Party or Parties for Lessor's royalties and production taxes on such overproduction. In determining the overproduced volumes for which settlement is due, the following rule shall be used: When an overproduced party takes less gas than its current share of production, only the volume less than its current share shall be applied to reduce prior overproduction, in the order of accrual of such overproduction. In the event the overproduced Party or Parties took such gas in kind or sold or transferred such gas to an affiliate, the price basis shall be the prevailing wellhead price in the field of the gas utilized by the overproduced Party or Parties at the time when gas was so utilized, sold or transferred. As used herein, "affiliate" means an entity which controls, is controlled by or is under common control with the Party selling or transferring gas to it. For gas sold subject to a contingent refund obligation, the price shall be the rate collected, from time to time, which is not subject to possible refund as provided by the FERC (or its successor) or any other governmental authority pursuant to final order or settlement applicable to the gas produced from the Lease and sold by the overproduced Party, plus any additional collected amount which is not ultimately required to be refunded by order of the FERC (or its successor) or any other governmental authority having jurisdiction in the premises, such additional collected amount to be accounted for at such time as final determination is made with respect thereto.

          Notwithstanding the foregoing, should the underproduced Party elect to receive such additional collected amount which is subject to possible refund pending the issuance of such final order, such underproduced Party shall be entitled to the payment of such additional collected amount from the overproduced Party upon the underproduced Party delivering to such overproduced Party a bond or irrevocable letter of credit (or such other assurances as may be required by such overproduced Party) in which the underproduced Party agrees to repay the overproduced Party the amount so paid that is required by said final order to be refunded, plus interest thereon as specified by order of the FERC (or its successor) or other governmental authority having jurisdiction.

     7. This Agreement shall remain in full force and effect for a term concurrent with the term of the Operating Agreement to which this Agreement is attached and as long thereafter as is necessary to carry out the final settlement of the gas account of the Parties hereto.

     8. This Agreement shall be deemed to be a separate agreement for each separate category of gas produced and sold from the Lease as determined under the provisions of the Natural Gas Policy Act of 1978 and applicable regulations thereunder.

     9. Nothing herein shall change or affect each Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on the Lease, as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

                                   EXHIBIT "F"

    Attached to and made a part of that certain Offshore Operating Agreement covering East Cameron Block 299, dated February 18, 2004, by and between
 Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation
              and Anadarko Petroleum Corporation, as Non-Operators.

                        MEMORANDUM OF OPERATING AGREEMENT
                             AND FINANCING STATEMENT
                                   (LOUISIANA)

   To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.

1.0 This Memorandum of Operating Agreement and Financing Statement (Louisiana) (this "Memorandum") is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by the following undersigned duly authorized representative of Millennium Offshore Group, Inc., a Texas corporation, whose taxpayer identification number is __________ and whose address is 5300 Memorial Drive, Suite 1070, Houston, Texas 77007 (the "Operator"); and the undersigned duly authorized representative of Ridgewood Energy Corporation, a ___________ corporation, whose taxpayer identification number is _________ and whose address is 947 Linwood Avenue, Ridgewood, New Jersey 07450, duly authorized representative of Anadarko Petroleum Corporation Corporation, a Delaware corporation, whose taxpayer identification number is _______ and whose address is 1201 Lake Robbins Drive, The Woodlands, Texas 77380 (individually "Non-Operator" and collectively "Non-Operators"). The Operator and the Non-Operators may be referred to herein individually as a "Party" and collectively as the "Parties".

2.0 The Parties have entered into that certain Operating Agreement dated February 18, 2004 (the "Operating Agreement") which provides for the exploration, development and production of crude oil, natural gas and associated substances from the OCS blocks, or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum, or covered by the Lease (hereinafter called the "Contract Area") and which designates Millennium Offshore Group, Inc., as the Operator of certain wells located in OCS blocks, or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" hereof, to conduct such operations for itself and the Non-Operators as permitted or required by and within the terms of the Operating Agreement. All OCS federal oil and gas leases (or portions thereof) described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum are hereinafter called the "Lease." The liability of the Parties under the Operating Agreement shall be several and not joint or collective. Each Party shall only be responsible for its obligations and shall only be liable for its proportionate share of costs and expenses.

As used in this Memorandum, the following terms have the following meanings:

     a. "Costs" shall mean the monetary amount of all expenditures (or indebtedness) incurred by the Operator and the Non-Operators for (or on account of) any and all operations conducted pursuant to the Operating Agreement and determined pursuant to the Operating Agreement, including the Accounting Procedure.

     b.   "Development Systems" means:

          (i) systems to develop and produce Hydrocarbons, including (1) offshore surface structures, whether fixed, compliant or floating, (2) offshore subsea structures or templates, whether capable of accommodating one or multiple wells, (3) any combination of (1) and
          (2), (4) any other type of system designed to develop and produce Hydrocarbons, and (5) all associated components of any of the above; and

          (ii) associated production equipment beyond the wellhead connections that is installed on or outside the Contract Area pursuant to the Operating Agreement in order to handle or process Hydrocarbon production, including, but not limited to, injection and disposal and disposal wells and the flowlines and gathering lines that transport Hydrocarbons from the wellhead.

     c. "Hydrocarbon(s)" means oil and gas and associated liquid and gaseous by-products (except helium) from a wellbore located on the Contract Area.

          Unless otherwise defined herein, all other capitalized terms shall have the meaning ascribed to them in the Operating Agreement.

3.0 Among other  provisions,  the  Operating  Agreement (a) provides for certain liens, mortgages, pledges and security interests (collectively "Security Rights") to secure payment by the parties of their respective share of costs and performance of other obligations under the Operating Agreement, (b) contains an "Accounting Procedure", which establishes, among other things, interest to be charged on indebtedness, certain costs, and other expenses under the Operating Agreement at the rate set forth therein, (c) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall
(i) be deemed to have relinquished their interest in production until the consenting parties recover their costs of such operations plus a specified amount or (ii) forfeit their interest in certain Lease or portions thereof involved in such operations, (d) grants each party to the Operating Agreement the right to take in kind its proportionate share of all oil and gas produced from the Contract Area, and (e) includes a volumetric Gas Balancing Agreement which is attached as Exhibit "D" to the Operating Agreement.

4.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in paragraph 1.0 and Attachment "1" of this Memorandum.

5.0 In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement and/or this Memorandum, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operators herein, the Parties hereby agree as follows:

5.1 Mortgage and Pledge:  Each Non-Operator  mortgages,  pledges,  affects,  and hypothecates to Operator, and Operator mortgages, pledges, affects, and hypothecates to each Non-Operator, all of its respective rights, title, and interest in and to the following:

     (a) the Lease and any interest therein, and all accounts, gas imbalance accounts, contract rights, inventory, and general intangibles relating thereto or arising therefrom;

     (b) all property and fixtures, moveable or immovable, corporeal or incorporeal, attached to or located on or off the Contract Area, which are acquired by the Parties pursuant to the Operating Agreement and/or this Memorandum;

     (c) all of the oil, gas and associated substances in, on, or under the Lease and that may be produced from the Lease and the proceeds attributable to the sale of such oil, gas and associated substances; and

     (d) all property, moveable or immovable, corporeal or incorporeal, that is used, obtained or constructed (or under construction) for use, in connection with the Lease and operations thereon pursuant to the Operating Agreement and/or this Memorandum.

5.2 Security Interests. Each Non-Operator hereby grants to the Operator, and the Operator hereby grants to each Non-Operator, a continuing security interest in and to all of its respective rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the offshore blocks covered by the Lease or the Contract Area or attributable to the Lease or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Development Systems, platforms, wells, facilities, fixtures, tools, tubular goods and other corporeal property, whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or the Contract Area or maintained or used in connection with the ownership, use, or exploitation of the Lease or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease or the Contract Area, and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Parties in and to the oil and gas produced from or attributable to the Lease or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease or the Contract Area. To the extent susceptible under applicable law, the security interest granted by each Party hereunder covers (i) all substitutions, replacements, and accessions to the property of such Party described herein and is intended to cover all of the rights, titles, and interests of such Party in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Party in connection with the Lease or the Contract Area, or the Hydrocarbons produced from or attributable to the Lease or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Party in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Party in and to the contracts, agreements, permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to the Lease and/or the Contract Area, including the following:

     (a) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements, and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease and/or the Contract Area;

     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease and/or the Contract Area; and

     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to any of the Lease and/or the Contract Area.

5.3 The Security Rights granted herein are given to secure the complete and timely performance of and payment by each Party of all of its obligations and indebtedness of every kind and nature, whether now owed by such Party or hereafter arising pursuant to the Operating Agreement and this Memorandum. To the extent susceptible under applicable law, the mortgage and the security interest granted herein shall secure the payment of Costs and other expenses properly charged to such Party together with (a) interest on such indebtedness, Costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (b) reasonable attorneys' fees, (c) court costs, and (d) other directly related collection costs.

5.4 The maximum amount for which the mortgage herein granted by each Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-Operator"), and the maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").. Except as provided in the preceding sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Party is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-Operator and Limit of the Mortgage of the Operator, the liability of each Party and the mortgage and security interest granted hereby shall be limited to (and no Party shall be entitled to enforce the same against another Party for an amount exceeding) the actual obligations and indebtedness (including all interest charges, Costs, attorneys' fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of such Party pursuant to the Operating Agreement and/or this Memorandum.

5.5 If Operator seeks to enforce the mortgage granted it hereunder against a Non-Operator, Operator shall have the right to appoint a keeper of such Non-Operator's property, or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. If any Non-Operator seeks to enforce the mortgage granted it hereunder against Operator, such Non-Operator shall have the right to appoint a keeper of Operator's property or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq.

5.6 Each Party represents and warrants to the other Parties hereto that the mortgage, pledge and security interests granted by such Party to the other Parties in this Agreement shall be a first and prior mortgage, pledge and security interest, and each Party hereby agrees to maintain the priority of said mortgage, pledge and security interest against all persons acquiring an interest in the Lease or the Contract Area by, through or under such Party. All Parties acquiring an interest in the Lease or the Contract Area, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the mortgages, pledge rights and security interests hereunder as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

5.7 If performance of any obligation under the Operating Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each Party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code. If any Party does not pay such Costs and other expenses or perform its obligations under the Operating Agreement when due, the Operator (or the Non-Operators if the defaulting Party is the Operator) shall have the additional right to notify the purchaser or purchasers of the defaulting Party's Hydrocarbon(s) production and collect such Costs and other expenses out of the proceeds from the sale of the defaulting Party's share of Hydrocarbon(s) production. Any purchaser of such production shall be entitled to rely on the Operator's (or the Non-Operators if the defaulting Party is the Operator) statement concerning the amount of Costs and other expenses owed by the defaulting Party and payment made to the Operator (or the Non-Operators if the defaulting Party is the Operator) by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Party.

5.8 If any Party does not perform all of its obligations hereunder, and the failure to perform subjects such Party to foreclosure or execution proceedings pursuant to the provisions herein, to the extent allowed by governing law, the defaulting Party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the property covered by the mortgage, pledge and security interest created hereunder prior to sale, any available right to stay execution or to require a marshalling of assets, and any required bond in the event a receiver is appointed.

5.9 Each Party agrees that the other Parties shall be entitled to utilize the provisions of oil and gas lien law or privilege or other lien law or privilege of any state adjacent to the Contract Area, or that is otherwise applicable, to enforce the rights and remedies of each Party hereunder. Without limiting the generality of the foregoing, to the extent allowed by applicable law, the Operator may invoke and use the mechanics' and materialmens' lien law to secure the payment to the Operator of any sum due hereunder for services performed or materials supplied by the Operator.

5.10 To the extent permitted by applicable law, each Party hereby grants to the other Parties a power of sale as to any property that is subject to the Security Rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

6.0 Recording/Filing. To provide notice of, and to further perfect the Parties' Security Rights created hereunder, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of Chapter 9 of the Louisiana Commercial Laws, La. R.S. 10:9-101 et seq. (the "Uniform Commercial Code," as adopted in the State of Louisiana) and, as such, may be filed by any Party for record in the office of the Clerk of Court of any parish in the State of Louisiana, with the filing Party being the secured Party and the other Parties being the debtors with respect to such filing. Each Party filing this Memorandum may attach thereto, or file separately, any standard UCC financing statement necessary to effectuate perfection of the security interests described herein. Upon request, each debtor Party hereunder agrees to execute and deliver to each secured Party a UCC-1 or other UCC form reflecting the Security Rights granted herein.

7.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Party(ies) filing this Memorandum shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement. Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release and termination instrument, each of the Operator and the Non-Operators shall have the right to (i) file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

8.0 It is understood and agreed by the Parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Memorandum did not contain the particular part, term, or provision held to be invalid.

9.0 This Memorandum shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

10.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such Party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

11.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. The respective addresses of the Operator, as both secured Party and debtor, and the Non-Operators, as both debtors and secured Parties, at which information with respect to the security interests created in the Operating Agreement and this Memorandum may be obtained, are set forth in Paragraph 1.0 and Attachment "1" of this Memorandum.

12.0 The Operator and the Non-Operators hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to effectuate the terms of the Operating Agreement, this Memorandum, and any Exhibit, instrument, certificate or other document pursuant thereto.

13.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

EXECUTED on the dates set forth below each signature but effective as of the 18th day of February, 2004.

                                        OPERATOR:

                                        Millennium Offshore Group, Inc.

WITNESSES:


                                        By:
-------------------------------------       ------------------------------------
(Printed Name of Witness)               Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
-------------------------------------         ----------
(Printed Name of Witness)

                           ACKNOWLEDGMENT - OPERATOR:

STATE OF TEXAS

COUNTY OF HARRIS

On  this  _________  day  of,  ____________,  __________,  before  me,  appeared
__________________ to me personally known, who, being by me duly sworn, did say that he is the _________________ of Millennium Offshore Group, Inc., a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ________________ acknowledged the instrument to be the free act and deed of the corporation.


                                ------------------------------------------------
                                NOTARY PUBLIC in and for the State of Texas
                                My Commission expires:

                                        NON-OPERATOR:
                                        Ridgewood Energy Corporation

WITNESSES:

                                        By:
-------------------------------------       ------------------------------------
(Printed Name of Witness)               Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
-------------------------------------         ----------
(Printed Name of Witness)

                         ACKNOWLEDGMENT - NON-OPERATOR:

STATE OF NEW JERSEY

COUNTY OF BERGEN

On this _________ day of _______, ________, before me, appeared ______________________ to me personally known, who, being by me duly sworn, did say that he is the ________________________ of Ridgewood Energy Corporation, a ___ corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that _________________ acknowledged the instrument to be the free act and deed of the corporation.


                                ------------------------------------------------
                                NOTARY PUBLIC in and for the State of New Jersey My Commission expires:

                                        NON-OPERATOR:
                                        Anadarko Petroleum Corporation

WITNESSES:

                                        By:
-------------------------------------       ------------------------------------
(Printed Name of Witness)               Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
-------------------------------------         ----------
(Printed Name of Witness)

                         ACKNOWLEDGMENT - NON-OPERATOR:

STATE OF TEXAS

COUNTY OF MONTGOMERY

On this _________ day of _____, _______,  before me, appeared  _________________
to me personally known, who, being by me duly sworn, did say that he is the _________________ of Anadarko Petroleum Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ______________ acknowledged the instrument to be the free act and deed of the corporation.

                                ------------------------------------------------
                                NOTARY PUBLIC in and for the State of Texas
                                My Commission expires:

                          ATTACHMENT "1" TO EXHIBIT "F"

    Attached to and made a part of the Memorandum of Operating Agreement and Financing Statement (Louisiana), dated effective February 18, 2004, by and between Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy
Corporation and Anadarko Petroleum Corporation, as Non-Operators, covering East
                               Cameron Block 299.

I.   DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA:

     That certain Oil and Gas Lease from the United States of America, as Lessor, to CNG Producing Company, et al, as Lessee, effective as of July 1, 1983, identified in the office of The MMS, Gulf of Mexico OCS Region, as Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 05391, describing Block 299, East Cameron Area, South Addition, as shown on OCS official Leasing Map, Louisiana Map No. 2A, covering 5,000.0 acres, more or less, SAVE AND EXCEPT THEREFROM (a) all operating rights between the stratigraphic equivalent of the top of the Lentic 1 Sand as identified at 10,865 feet True Vertical Depth on the Induction-SFL Electric Log for the Transco Exploration Company OCS-G 05346 Well No. B-5, (formerly the OCS-G 05346 Well No. 5), having API # 17 702 4086900, and the stratigraphic equivalent of the base of Lentic 4 Sand as identified at 16,085 feet Measured Depth in Induction-SFL Electric Log for the CNG Producing Company OCS-G 05391 Well No. C-5, (formerly known as the OCS-G 05391 Well No. 5), having API # 17 702 4090600; (b) all currently existing wellbores, structures and facilities located on the Block; and (c) all rights, wellbores and production within (i) the existing unit areas defined under the CoDevelopment Agreement dated August 26, 1985, covering portions of West Cameron 557, East Cameron 299 and East Cameron 316, and (ii) the Voluntary Pooling and Unitization Agreement dated September 16, 1985, covering portions of West Cameron 556 and East Cameron 299, as same have been amended.

     The mortgage, pledge and security rights created in the Operating Agreement and this Memorandum do not apply to the Parties' interest and rights in the existing platform and production facilities on the Lease as of the effective date of the Operating Agreement. Subsequent to the effective date of the Operating Agreement, such mortgage, pledge and security rights shall apply to the Parties' interests and rights in such existing platform and production facilities only to the extent such interest and rights arise out of the Operating Agreement.

II.  OPERATOR:

     Millennium Offshore Group, Inc.

III. PARTIES, REPRESENTATIVES, ADDRESSES, AND INTERESTS CONTRIBUTED:

     Millennium Offshore Group, Inc.
     5300 Memorial, Ste. 1070
     Houston, TX 77007
     Attn: Mr. Kent Singleton
     Telephone: (713) 652-0137
     Fax: (713) 652-0482
     46.66667% WI, 37.58222% NRI

     Ridgewood Energy Corporation
     947 Linwood Avenue
     Ridgewood, New Jersey 07450
     Attn: Mr. Robert Swanson
     Telephone: (201) 447-9000
     Fax: (201) 447-0474
     28.33333% WI, 22.81777% NRI

     Anadarko Petroleum Corporation
     1201 Lake Robbins Drive
     The Woodlands, Texas 77380
     Attn: Mr. Richard E. Stites
     Telephone: (832) 636-3839
     Fax: (832) 636-8297
     25.00000% WI, 20.13334% NRI